Exhibit 10.44

WORLDSPAN PARTICIPATING CARRIER AGREEMENT

THIS WORLDSPAN Participating Carrier Agreement (“Agreement”) effective as of February 1, 1991, between WORLDSPAN, L.P., a Delaware limited partnership, having its principal place of business at Suite 2100, 300 Galleria Parkway, N.W., Atlanta, Georgia 30339 (“WORLDSPAN”) and the air carrier identified on the last page of this Agreement (“Participating Carrier”).

WORLDSPAN provides computerized reservation systems with related data processing facilities, PARS and DATAS II, and is developing a new system for introduction in the future.

Participating Carrier operates air transportation services.

The parties desire to enter into an agreement and provide for the distribution of the services of Participating Carrier through the WORLDSPAN System, and the provision of Supplemental Services.

NOW, THEREFORE, in consideration of the mutual agreements hereinafter set forth, WORLDSPAN and Participating Carrier agree as follows:

ARTICLE I.           DEFINITIONS

1.1.          The capitalized terms used in this Agreement and any associated supplement or addendum to this Agreement shall have the meanings described below:

ABACUS shall mean ABACUS Distribution Systems, PTE, Ltd., a CRS authorized to sell and service a WORLDSPAN System in IATA Traffic Conference 3.

ABACUS Carrier shall mean any airline that directly, or through an Affiliate, owns an interest in ABACUS.

AccessPLUS shall mean a group of Supplemental Services providing premium connectivity between the WORLDSPAN System and Participating Carrier’s system, including Direct Access and Direct Sell, permitting WORLDSPAN Users to obtain data and make bookings through the use of standard command entries.

ACH shall mean Airlines Clearing House, Inc.

Affiliate shall mean an entity controlled by, under the control of, or under common control with an airline.

Affiliated CRS shall mean a CRS that is owned or operated by Participating Carrier in whole or in part, directly or indirectly, or is marketed, sold or installed by Participating Carrier or any of its affiliates.

AIRIMP shall mean ATC/IATA Reservations Interline Message Procedures.

ARINC shall mean Aeronautical Radio, Inc.

ATPCO shall mean the Airline Tariff Publishing Company.

AVS shall mean Availability Status Message.

Basic Participation shall mean one of the levels of carrier-specified participation in the WORLDSPAN System as defined in Article V.

Booking shall mean an airline passenger segment created by (or secured to) a WORLDSPAN User in the itinerary portion of the customer’s Passenger Name Record (PNR) including, but not limited to, segments created using action codes or status codes NN, SS, BK, HK, MK and/or GK for transportation: (i) on Participating Carrier’s flights or (ii) Code Sharing Flights, made by (or secured to) a WORLDSPAN User (less Cancellations made by the WORLDSPAN User prior to the date of departure).  For example, one passenger on a direct flight shall be counted as one Booking, one passenger on a two-segment connecting flight shall be counted as two Bookings.  Multiple passengers within the same PNR segment constitute multiple Bookings.

Cancellation shall mean only those segments cancelled by a WORLDSPAN User through the WORLDSPAN System in which the Booking was originally made.

Carrier Specific Display shall mean an availability display generated by a WORLDSPAN System limited to the flights of a single specified air carrier.  When an on-line connection of the specified carrier does not exist, interline connections including the specified carrier are displayed.

City Pair Record shall mean a record of flight schedules between two cities, involving direct or Connecting Service.

Code Sharing shall mean an arrangement common to the airline industry whereby one carrier operates services using the airline designator code of another carrier.

Code Sharing Flights shall mean flights made by a carrier using the airline designator code of Participating Carrier.

Commercial PARS shall mean a user—friendly version of PARS primarily marketed to businesses (may sometimes be referred to as “Corporate WORLD”).

Confidential Information shall mean WORLDSPAN’s proprietary information, data, drawings, specifications, documentation, manuals and plans, and other materials marked as “Confidential”, “Sensitive” or “Proprietary”, except: (i) information known to Participating Carrier prior to disclosure by WORLDSPAN, (ii) information developed by Participating Carrier independent of any confidential materials provided by WORLDSPAN, or (iii) information which is widely known or publicly available in the relevant trade or industry.

Connect Points shall mean airports nominated by a Participating Carrier for use by the WORLDSPAN System in constructing Connecting Services for a specific city pair.

Connecting Service shall mean air services involving more than one flight segment.  Connecting Services shall be considered multiple Bookings.

CRS shall mean a computerized reservation system (sometimes called a global distribution system) as used by travel agents and other non-airline personnel.  A CRS collects, stores, processes, displays and distributes information concerning air and ground transportation, lodging and other travel related goods and services and enables its subscribers to:  (i) inquire about, reserve or otherwise confirm the availability of such goods and services and/or (ii) issue tickets to permit the purchase or use of such goods and services.

CRS Rules shall mean rules and regulations established by governmental entities for the operation of CRS’s, including those in effect in the United States, Canada and the European Economic Community.

DATAS II shall mean the CRS offered by WORLDSPAN under the trade name “DATAS II”.

Direct Access shall mean the capability of WORLDSPAN Users to directly access Participating Carrier’s system to obtain real time information pertaining to Participating Carrier’s services.

Direct Reference System (DRS) shall mean a static display contained in each WORLDSPAN System which Participating Carrier uses to communicate information to WORLDSPAN Users (sometimes referred to as “General Reference System” or “GRS”).

Direct Sell shall mean the capability of WORLDSPAN Users to directly access Participating Carrier’s system in real time mode to sell and decrement Participating Carrier’s inventory prior to “end transaction” in the WORLDSPAN System.  Direct Sell participation also includes Participating Carrier’s ability to generate a positive acknowledgment message, including the Passenger Name Record (“PNR”) file address of Participating Carrier’s system, to the WORLDSPAN User upon completion of successful filing of the PNR in Participating Carrier’s System.  (This service is not available for DATAS II.)

Display Parameters shall mean one or more documents issued by WORLDSPAN containing the procedures and methodology used by WORLDSPAN for loading, maintaining and displaying schedules, fares, availability, etc., in the WORLDSPAN System, as amended by WORLDSPAN from time to time.

Home User shall mean any person using Travelshopper or similar user friendly service intended for consumer use offered by WORLDSPAN.

IATA shall mean the International Air Transport Association.

OAG shall mean Official Airline Guides, Inc.

PARS shall mean the CRS offered by WORLDSPAN under the trade name “PARS”.

PNR shall mean a passenger name record created in the WORLDSPAN System.

SIPP shall mean Standard Interline Passenger Procedures.

Supplemental Services shall mean any service or data offered by WORLDSPAN other than participation in the WORLDSPAN System as provided in Article V, or the Additional Services, as more fully described in Article VII herein.  WORLDSPAN may make available additional Supplemental Services at any time.

System Provider shall mean a CRS that has a capability to print a Transportation Document in a prescribed format and, where applicable, satisfies local technical requirements for doing so.

Third Party System shall mean any CRS or distribution system other than: (a) a CRS offered by WORLDSPAN; (b) an Affiliated CRS; or (c) a CRS in which Participating Carrier is hosted.

Transportation Document shall mean a ticket, voucher or other document that entitles the named passenger to transportation on the flight or flights of one or more airlines.

Travelshopper shall mean a user-friendly version of PARS primarily marketed to individual consumers through public data networks.

WORLDSPAN Carrier shall mean: (i) any airline that directly or through an Affiliate of the airline is a partner in WORLDSPAN; and (ii) any ABACUS Carrier.

WORLDSPAN User shall mean a person or entity (other than an airline using a WORLDSPAN System as its internal reservation system) which utilizes a WORLDSPAN System to make reservations.

WORLDSPAN System shall mean PARS, DATAS II and any CRS provided by WORLDSPAN in the future in lieu of or in combination with PARS or DATAS II, regardless of the facilities employed to permit access to such system.

ARTICLE II.          GENERAL RESPONSIBILITIES OF PARTICIPATING CARRIER

2.1.          Participating Carrier will at its own cost coordinate its reservations services with the WORLDSPAN System to provide WORLDSPAN Users as advantageous, timely and uniform services as Participating Carrier provides through any other CRS.  Such services shall include, but are not limited to, passenger information, schedule data, interim schedule change data, fare data, fare quotations, ticketing and procedural information.  Participating Carrier will provide WORLDSPAN Users with any improvements, enhancements or functions related to Participating Carrier’s reservation services as offered to users of any other CRS.  Notwithstanding the foregoing, Participating Carrier’s obligations in this Article 2.1 shall not require it to provide services for WORLDSPAN Users which cannot be provided due to technical limitations in Participating Carrier’s system, so long as such technical limitations also prevent Participating Carrier from providing the services for the users of any Third Party System.

2.2.          Participating Carrier will promptly provide WORLDSPAN with all revisions to its information concerning services provided to passengers including, but not limited to, interim schedule change data, fare data, fare quotations, ticketing and procedural information and such other information that may be included in the WORLDSPAN System.  Participating Carrier will provide WORLDSPAN Users as advantageous, timely and uniform fares and fare inventory classes as Participating Carrier provides through any other CRS.

2.3.          Participating Carrier shall not close its flights to WORLDSPAN Users on a less favorable basis than it uses to close flights to users of any Third Party System.  Participating Carrier will process all WORLDSPAN message activity on a priority and current basis.  Unless otherwise agreed, Participating Carrier will accept sales by WORLDSPAN Users to a maximum of four (4) seats per transaction until receipt by WORLDSPAN of a flight/class/segment AVS closing message.  Participating Carrier will use the ARINC/SITA address “HDQRI1P” in addressing all AVS messages for PARS; “HDQRIDL” for DATAS II; and/or such other address(es) as WORLDSPAN may specify from time to time.

2.4.          Participating Carrier shall ensure that its reservation system substantially complies with the interline procedures and message format set forth in SIIP and AIRIMP and any amendments thereto.  Participating Carrier will establish a special reject queue at its teletype reject system in which reservations made through the WORLDSPAN System that are not automatically processed by Participating Carrier will be handled on a priority basis.  Participating Carrier will treat any rejected messages originating from the WORLDSPAN System with the same speed, care and priority given rejected messages from any other CRS.  Participating Carrier will review rejected messages and cooperate with WORLDSPAN in the development of new approaches where volume is justified.

2.5.          For any passenger with a Transportation Document issued through the WORLDSPAN System and bearing an “OK” status, Participating Carrier will accept such passenger for travel, even if no record of the passenger’s reservation exists in Participating Carrier’s system and denied boarding compensation might have to be paid.

2.6.          Participating Carrier will not send unable to sell or unable to confirm (US/UC) messages on any Booking more than twelve (12) hours following receipt by Participating Carrier.

2.7.          For all Transportation Documents and other documents (whether used, voided or subsequently refunded) where Participating Carrier is the validating carrier, Participating Carrier agrees that any credit or debit card authorization obtained by or through WORLDSPAN will be treated by Participating Carrier as if the authorization had been obtained directly by Participating Carrier.  WORLDSPAN shall exercise reasonable business efforts to obtain such authorizations in accordance with the procedures specified by Participating Carrier and by or on behalf of the credit or debit card issuer.  Participating Carrier shall provide WORLDSPAN with all information reasonably required to perform this service including, but not limited to, the identity of the cards that may be accepted, floor limits and any special instructions communicated by the credit or debit card issuer to Participating Carrier.

2.8.          WORLDSPAN may, at its discretion, magnetically encode Transportation Documents and other documents validated on Participating Carrier.  In the event that Participating Carrier desires to arrange for magnetic coding of such documents, Participating Carrier acknowledges that it will be obligated to pay WORLDSPAN its standard charge to be established from time to time for such service.

2.9.          Participating Carrier hereby grants ticketing authority through the WORLDSPAN System for its transportation services to all WORLDSPAN Users worldwide who hold validation authority, or who are authorized through whatever means to issue Transportation Documents, (whether manually or automatically through any CRS) on its behalf.  Participating Carrier authorizes WORLDSPAN Users to automatically validate Transportation Documents on its behalf in any territory where, at any time during the time of this Agreement, Participating Carrier is or becomes a member of any neutral ticketing scheme or program in which WORLDSPAN is directly or indirectly a System Provider.  Participating Carrier shall promptly execute all agreements or other authorizations specified by the local neutral ticketing scheme or program which are necessary to implement, effect or acknowledge such authority for WORLDSPAN and WORLDSPAN Users or as reasonably requested by WORLDSPAN.  Nothing in this Article 2.9, however, shall be construed to obligate Participating Carrier to become a member of a local neutral ticketing scheme or program.

2.10.        Participating Carrier agrees that it will not discriminate against or disfavor in any manner whatsoever any WORLDSPAN User on account of that User’s selection, possession or use of a WORLDSPAN System.

2.11.        Participating Carrier agrees promptly to pay WORLDSPAN all amounts due pursuant to this Agreement, and all agreements, supplements, addenda, schedules and exhibits now or hereafter completed pursuant to this Agreement, without deduction, set-off or counterclaim.

ARTICLE III.   FARE COMPUTATION

3.1.          WORLDSPAN shall use reasonable efforts to obtain from industry suppliers the fares and fare rules which apply to Participating Carrier’s flights.  If WORLDSPAN is unable to obtain such information, then upon request from WORLDSPAN, or if the information is inaccurate, incomplete or not timely delivered, Participating Carrier agrees promptly to supply the information to WORLDSPAN.  Participating Carrier will provide the information on properly formatted magnetic tape or other media and format mutually agreed upon by the parties.  Any changes or revisions to such fares or fare rules shall thereafter be timely submitted to WORLDSPAN by Participating Carrier using the agreed upon medium and format.  Participating Carrier shall not discriminate against or disfavor WORLDSPAN, as compared to any Third Party System, in the timing, availability, delivery or any other matter associated with such fares or fare rules.

3.2.          If Participating Carrier elects to provide pricing assistance to any user of a Third Party System in any country or territory, it will provide similar assistance to all WORLDSPAN Users in that same country or territory.  Participating Carrier acknowledges that to provide such pricing assistance to WORLDSPAN Users, Participating Carrier must lease from WORLDSPAN, by separate agreement, the necessary equipment and services to enable it to provide this pricing assistance.  Participating Carrier shall be solely responsible for, and assumes all liability with respect to, the services and fares provided by Participating Carrier pursuant to this Section 3.2.

ARTICLE IV.   GENERAL RESPONSIBILITIES OF WORLDSPAN

4.1.          WORLDSPAN shall maintain, operate and provide the WORLDSPAN System in accordance with applicable CRS Rules.  WORLDSPAN shall provide Participating Carrier such services as agreed upon by the parties from time to time during the term of this Agreement in accordance with such CRS Rules and the Display Parameters then in effect.

4.2.          WORLDSPAN will use reasonable business efforts to ensure that the WORLDSPAN System complies with the interline reservations policies, procedures and message formats set forth in SIPP and AIRIMP, and any amendments thereto.  WORLDSPAN shall process all Bookings created by WORLDSPAN Users, and shall handle information relating to Participating Carrier, with the same care and timeliness as information of all other WORLDSPAN participating carriers and without regard to the identity of the carrier.  WORLDSPAN will review rejected messages and, where justified by volume, investigate methods of reducing such rejected messages.

4.3.          With regard to any display required by any applicable CRS Rules, WORLDSPAN will display Participating Carrier’s flights, and shall load information and fares on Participating Carrier’s flights, in the same manner and with the same timeliness as with any other participating carrier’s flights.  However, WORLDSPAN reserves the right, without waiver of any other right or remedy under this Agreement or otherwise, to suspend its obligations under this Article IV at any time that any Affiliated CRS fails to provide non-discriminatory display, loading and distribution of the flights and services of, or otherwise discriminates against, any WORLDSPAN Carrier.

4.4.          WORLDSPAN shall provide, subject to any law, regulation, court order or contract regarding the disclosure of information, reasonable information to Participating Carrier to substantiate the charges to Participating Carrier pursuant to this Agreement.  For billing purposes, all Home Users shall be deemed to be a single location.

4.5.          WORLDSPAN shall maintain one or more facilities for the purpose of responding to Participating Carrier’s questions concerning the operation of, or any data within, the WORLDSPAN System.

4.6.          WORLDSPAN retains the right to enhance or modify, in whole or in part, the WORLDSPAN System at its discretion. Any enhancement or modification of the WORLDSPAN System will be offered to all WORLDSPAN participating carriers on a non-discriminatory basis; provided, however, that technical, equipment or human resource limitations may make it impractical or not feasible for WORLDSPAN to implement an enhancement or modification at the same time for all participating carriers.  In such case, WORLDSPAN will determine the order of implementation in its sole discretion.  The foregoing shall include, but is not limited to, the right of WORLDSPAN to migrate or include Participating Carrier, other WORLDSPAN participating carriers and WORLDSPAN Users in any new WORLDSPAN System.  Nothing herein shall be construed to require WORLDSPAN to develop or utilize any CRS in addition to or in lieu of either PARS or DATAS II.

4.7.          Participating Carrier agrees that it will notify WORLDSPAN if Participating Carrier has knowledge that any WORLDSPAN User is operating the WORLDSPAN System in an improper fashion such as, but not limited to, making speculative bookings in anticipation of demand, making false bookings, or making passive bookings when no corresponding reservation has been made in Participating Carrier’s system.  Upon receipt of such notice and confirmation of the matters described therein, or if WORLDSPAN discovers such improper use independent of information supplied by Participating Carrier, WORLDSPAN agrees that it will take such action as it deems reasonably necessary to correct the improper use of the WORLDSPAN System by the identified WORLDSPAN User.

ARTICLE V.   PARTICIPATION OPTIONS AND CHARGES

5.1.          WORLDSPAN currently provides the following levels of participation.  Participating Carrier may, at its discretion, select the desired level of participation by initialing the appropriate selection below.  All charges are stated in United States dollars.  Failure to indicate the preferred level of participation will be deemed to constitute selection of “Full Services” participation pursuant to Article 5.1.(a):

(a) ☒                                                                   Full  Services.  Full Services includes flight schedules with flight availability display, fares and fare rules, booking services and ticketing capability for Participating Carrier flights.  At the Full Services level, Participating Carrier shall provide availability according to Article 5.2, and must be able to send and receive electronic availability and reservations messages to/from the WORLDSPAN System.  The charge for Full Services participation is $2.00 per Booking.

(b) ☒                                                                  AccessPLUS-Direct Access.  In addition to Full Services participation, Participating Carrier flights will be available through Direct Access according to the AccessPLUS Addendum to this Agreement.  The charge for Direct Access participation is $2.25 per Booking arising out of Direct Access.

(c) ☒                                                                   AccessPLUS-Direct Sell.  (Currently available through PARS only.)  In addition to Full Services participation and Direct Access participation, Participating Carrier flights will be available through Direct Sell according to the AccessPLUS Addendum to this Agreement.  The charge for Direct Sell participation is $2.25 per Booking arising out of Direct Sell.

(d) ☐                                                                  Partial  Services.  Participating Carrier receives all of the services described under Full Services, excluding flight availability.  Participating Carrier must be able to send and receive electronic reservation messages to/from the WORLDSPAN System.  The charge for Partial Services participation is $1.50 per Booking.

(e) ☐                                                                   Minimal  Services. (currently available through PARS only.) Minimal Services includes Participating Carrier’s schedule display, fares and, fare rules display and ticketing capability.  The charge for Minimal Services participation is $1.00 for each “HK”, “MK” or similar segment booked through PARS on the services of Participating Carrier, multiplied by the number of passengers included in each segment so booked.

5.2.          If Participating Carrier elects to participate at the Full Services level, Participating Carrier must also designate below its preferred  availability exchange option.  Please designate whether Option (i) or Option (ii) is elected:

☒	Option (i):	All segment availability status changes on all flights.

☐	Option (ii):	First closing message on all flights.

(a)           Upon not less than thirty (30) days’ advance written notice, Participating Carrier may switch between Options (i) and (ii).

(b)           Under Option (i), status codes CR, CC, CN, CS and CL will cause a Segment/Class/Date to be closed, in accordance with SIPP 105.200 and/or AIRIMP 4.  Status code AS will reopen the Segment/Class/Date.

(c)           Under Option (ii), status codes CR, CC, CN, CS and CL will cause a Flight/Class/Date to be on request in DATAS II.  In PARS, status codes CR, CL, CN and CL will be processed as set forth in AIRIMP 4.4.1.  Status code AS will reopen the flight in both PARS and DATAS II.

(d)           With regard to DATAS II only, limit sales AVS messages as defined in SIPP 105.200 and/or AIRIMP 4 will cause the segment or flight to be closed as set forth under Option (i) and Option (ii).

(e)           With regard to PARS only, under Option (i), limit sales status codes LL, LR, LC and LA may be sent to control sales between two specified points, without affecting sales into, within, through or beyond these points.  Subsequent AVS Messages with CL, CC or CN will override LL, LR, LC and LA.

(f)            WORLDSPAN will store availability status for Participating Carrier in the WORLDSPAN System in accordance with either SIPP Resolutions 105.195/105.200 or IATA Resolution 766.(23), IATA Recommended Practice 1771 and AIRIMP 4.

(g)           WORLDSPAN will display availability for a period of 332 days into the future.

(h)           Participating Carrier acknowledges that the provisions of this Article 5.2 contemplate availability status exchange for the benefit of both WORLDSPAN and WORLDSPAN Carriers (except the ABACUS Carriers).

5.3.          WORLDSPAN currently accepts schedule information from OAG only.  WORLDSPAN agrees to notify Participating Carrier at such time as it shall, in its discretion, agree to accept schedule information from any other source or sources.

5.4.          Participating Carrier acknowledges that its agreement to participate in the WORLDSPAN System according to this Agreement includes participation in any WORLDSPAN System provided to Home Users; provided, however, Participating Carrier may elect that it not be included in the WORLDSPAN System provided to Home Users upon satisfaction of the following conditions:

(a)           Participating Carrier provides not less than ninety (90) days’ prior written notice of its election not to participate in the WORLDSPAN System as then provided to Home Users:

(b)           Participating Carrier has withdrawn, or contemporaneously withdraws, from participation in any other user friendly system or service intended for consumer use; and

(c)           Participating Carrier pays WORLDSPAN its then prevailing charge for the removal of Participating Carrier from the WORLDSPAN System as provided to Home Users.

5.5.          At any time after the effective date of this Agreement, WORLDSPAN may modify any charge set forth in this Agreement upon not less than thirty (30) days’ prior written notice to Participating Carrier.  The right of WORLDSPAN to modify the charges as set forth in this Agreement shall include, but shall not be limited to: (a) the right to modify the charge on a country by country basis so that charges for Bookings generated by WORLDSPAN Users in one country may not equal the charges for Bookings generated by WORLDSPAN Users in other countries; or (b) the right to calculate charges for services based upon units of measure other than “Booking” as herein defined, such as, but not limited to, computer data processing time, communications charges, or other measures.  In the event that Participating Carrier does not agree to pay such modified charge, it may terminate this Agreement by giving written notice to WORLDSPAN at least ten (10) days prior to the effective date of such modification.

ARTICLE VI.   SUPPLEMENTAL SERVICES

6.1.          Participating Carrier may elect at any time to participate in any Supplemental Services then offered by WORLDSPAN.  Unless otherwise specifically provided in any addendum or amendment to this Agreement concerning such service, all terms and conditions of this Agreement will apply to the Supplemental Services selected by Participating Carrier.  Fees for Supplemental Services are subject to change upon not less than thirty (30) days’ prior written notice from WORLDSPAN.  In the event that Participating Carrier does not agree to pay any such changed fee, it may terminate such Supplemental Service, by giving written notice to WORLDSPAN at least ten (10) days prior to the effective date of the changed fee.  WORLDSPAN reserves the right to enhance, modify, amend or delete any Supplemental Services at its discretion.

ARTICLE VII.   ADDITIONAL  SERVICES

7.1.          WORLDSPAN reserves the right to separately charge for any service which it currently provides without separate charge including, but not limited to: credit card authorizations for Transportation Documents, solicitation of Participating Carrier’s direct ticketing outlets as ticketing options for Home User bookings involving participating carriers; Bookings created from a Carrier Specific Display; or creation or generation of Transportation Documents.  The services which Participating Carrier receives without separate charge from time to time shall be referred to as “Additional Services”.  In the event that WORLDSPAN decides to separately charge for any Additional Service, WORLDSPAN shall give not less than sixty (60) days’ prior written notice to Participating Carrier of its decision to charge for such service.  If Participating Carrier elects not to participate in such Additional Services, Participating Carrier shall notify WORLDSPAN at least ten (10) days prior to the effective date of the separate charge for such Additional Service, and WORLDSPAN shall have no obligation to provide such Additional Service to Participating Carrier after such effective date.

7.2.          Any charge for any Additional Service hereinafter imposed may be modified by WORLDSPAN at its discretion on not less than thirty (30) days’ prior written notice.  In the event that Participating Carrier elects in its sole discretion that it does not desire to pay such modified charge, then Participating Carrier shall notify WORLDSPAN of such election at least ten (10) days prior to the effective date of such modification, and WORLDSPAN shall not be obligated to provide such Additional Service to Participating Carrier after such effective date.

ARTICLE VIII.   TERM

8.1.          This Agreement shall commence on February 1, 1991 and shall continue in effect until terminated as provided herein or until terminated by either party on not less than thirty (30) days’ prior written notice.

8.2.          If Participating Carrier fails to timely make any payment required pursuant to this Agreement and such failure continues for five (5) business days after written notice by WORLDSPAN, WORLDSPAN may, in its sole discretion, suspend services to Participating Carrier in whole or in part or terminate this Agreement in its entirety.

8.3.          In the event of any other breach of this Agreement by Participating Carrier, WORLDSPAN may terminate this Agreement without further liability upon fifteen (15) days’ prior written notice to Participating Carrier; provided, however, Participating Carrier shall have said fifteen (15) day period to cure such breach.

8.4.          If either party petitions for relief under the Bankruptcy Act of the United States, or if voluntary bankruptcy proceedings are instituted by a party under any federal, state or foreign insolvency laws, or if such a proceeding is imminent, or if it is adjudged bankrupt, or if it makes any assignment for the benefit of its creditors of all or substantially all of its assets; or if an involuntary petition is filed or execution issued against it and not dismissed or satisfied within thirty (30) days; or if its interest hereunder passes by operation of law to any other person, except in case of merger or acquisition, the other party may, at its option, terminate this Agreement by written notice; provided, however, that all monies owed hereunder prior to the date of termination shall be immediately due and payable.

8.5.          Termination of the Agreement or of any Supplemental Service as provided in the Agreement or any Addendum-Supplemental Service does not relieve either party of obligations arising prior to the effective date of termination.

ARTICLE IX.   TAXES

9.1.          In addition to any other charges set forth herein, Participating Carrier shall pay to WORLDSPAN all, license fees, sales, use, excise, franchise, personal property, real property or other taxes and any and all domestic and foreign duties or import, export or license fees, whatsoever designated, now or hereafter imposed by any federal, state, or local taxing authority or any foreign government or agency thereof, arising out of or in connection with this Agreement including, but not limited to, Participating Carrier’s use of the WORLDSPAN System at its offices.  In no event shall Participating Carrier be obligated to pay any tax payable on the net income of WORLDSPAN.

ARTICLE X.   PAYMENT

10.1.        WORLDSPAN (or a WORLDSPAN Carrier acting on behalf of WORLDSPAN) shall invoice Participating Carrier each month covering all charges incurred during the previous month.  Participating Carrier agrees to pay WORLDSPAN all amounts due pursuant to this Agreement.  Subject to Article 10.5 below, Bookings will be invoiced in the month following the creation of the Booking, subject to credit for Cancellations during such month.  Each invoice, except as otherwise provided herein, shall be paid through the applicable ACH or IATA clearinghouse.  All invoices shall be paid in U.S. dollars. Participating Carrier agrees to execute and deliver any documents reasonably requested by WORLDSPAN, ACH or IATA regarding the settlement of funds as provided herein.

10.2.        In the event that WORLDSPAN elects to suspend services to Participating Carrier pursuant to this Agreement, then WORLDSPAN may, at its discretion, as a condition to reestablishment of the suspended service, require Participating Carrier to deliver to WORLDSPAN a cash deposit, or an irrevocable letter of credit or surety bond issued by a financial institution or surety acceptable to WORLDSPAN, in an amount deemed necessary by WORLDSPAN to secure an estimated two (2) months of charges pursuant to this Agreement.

10.3.        Participating Carrier agrees to pay for all Bookings made by WORLDSPAN Users on any of its Code Sharing Flights.  WORLDSPAN reserves the right to require any of Participating Carrier’s Code Sharing carriers to execute a separate agreement with WORLDSPAN to guarantee payment of the charges for Bookings on Code Sharing Flights.

10.4.        In the event that Participating Carrier believes that any amount charged to it by WORLDSPAN pursuant to this Agreement is inaccurate, then Participating Carrier shall provide WORLDSPAN with written notice within six (6) months of the date of the disputed WORLDSPAN invoice.  Such written notice shall include Participating Carrier’s explanation or reason for dispute, and agrees to pay any portion of the invoice that it does not dispute.  Such rejection will be processed by WORLDSPAN through the ACH or IATA clearing house, as appropriate, not later than six (6) months following receipt of Participating Carrier’s notice of dispute, in accordance with the appropriate manual of procedure unless otherwise agreed by both parties.  Final settlement of disputed amounts will be resolved by prompt negotiations between WORLDSPAN and Participating Carrier, and resulting payments, if any, will be made outside the clearing house within ten (10) days following receipt of a supplemental invoice.  Failure to advise WORLDSPAN of any dispute within six (6) months of the date of the invoice shall constitute a waiver by Participating Carrier of any alleged inaccuracy.

10.5.        Participating Carrier acknowledges and agrees that, notwithstanding the foregoing, fees for Bookings through DATAS II are currently invoiced following the month of departure of the flight and that Bookings through PARS are invoiced following the month that the Booking is created.  WORLDSPAN intends to change the time that DATAS II Bookings are invoiced and will provide Participating Carrier reasonable notice prior to implementing such change.

10.6.        In the event that Participating Carrier is not a member of either ACH or IATA or is denied the ability to pay WORLDSPAN amounts due pursuant to this Agreement through either the ACH clearing house or the IATA clearing house, then, and only then, WORLDSPAN shall invoice Participating Carrier and Participating Carrier shall pay WORLDSPAN as follows:

WORLDSPAN shall invoice to Participating Carrier following the end of the month in which charges become payable, which invoice shall be paid directly to WORLDSPAN within thirty (30) days after receipt.  Any payment not received by WORLDSPAN within such thirty (30) day period shall accrue interest at the rate of 1% per month or the highest amount permitted by law, whichever is less.  Participating Carrier will pay WORLDSPAN a deposit in an amount equal to the average estimated charges under this Agreement during a two month period, which WORLDSPAN may apply against any amount due WORLDSPAN under the Agreement that is not timely paid by Participating Carrier.  WORLDSPAN will refund to Participating Carrier the unused portion of the deposit upon termination of the Agreement.  Participating Carrier may not elect to apply the deposit to any obligation in lieu of any payment due under the Agreement.  All payments shall be made in U.S. dollars.

ARTICLE XI.   FORCE MAJEURE

11.1.        Except for Participating Carrier’s obligation to make payments hereunder, neither party will be deemed in default of this Agreement as a result of a failure to perform its obligations caused by acts of God or governmental authority, strikes or labor disputes, fires, acts of war, failure of third party suppliers, or for any other cause beyond the control of the party.  WORLDSPAN shall not be liable to Participating Carrier, nor deemed to be in default of this Agreement, on account of any delays, errors, malfunctions or breakdowns with respect to the WORLDSPAN System, equipment, data or services provided hereunder, unless such delay, error, malfunction or breakdown results solely from the gross negligence or willful misconduct of WORLDSPAN.

ARTICLE XII.   INDEMNIFICATION

12.1.        Participating Carrier shall defend, indemnify and hold harmless WORLDSPAN, its partners, affiliates, officers, directors, employees and agents from and against all liabilities, suits, costs, damages and claims (including litigation costs, expenses and reasonable attorneys’ fees) which may be suffered by, accrued against, charged to or recoverable from WORLDSPAN, its partners, affiliates, officers, directors, employees or agents by reason of or in connection with Participating Carrier’s performance or failure to perform, or improper performance of any of its obligations under this Agreement.

12.2.        WORLDSPAN DISCLAIMS AND PARTICIPATING CARRIER HEREBY WAIVES ALL WARRANTIES, EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR INTENDED USE, OR ANY LIABILITY IN NEGLIGENCE, TORT, STRICT LIABILITY OR OTHERWISE, WITH RESPECT TO THE EQUIPMENT, DATA OR SERVICES FURNISHED HEREUNDER.  PARTICIPATING CARRIER AGREES THAT WORLDSPAN SHALL NOT BE LIABLE FOR ANY INDIRECT, INCIDENTAL, CONSEQUENTIAL OR PUNITIVE DAMAGES UNDER ANY CIRCUMSTANCES, INCLUDING, BUT NOT LIMITED TO, LOSS OF AIRLINE TRANSPORTATION REVENUES, EVEN IF ADVISED OF THE RISK OF SUCH DAMAGES IN ADVANCE.

ARTICLE XIII.   CONFIDENTIAL INFORMATION AND SOFTWARE

13.1.        Confidential Information supplied by WORLDSPAN to Participating Carrier pursuant to this Agreement is for the exclusive use of Participating Carrier and shall not be disclosed or made available to any other person, firm, corporation or governmental entity in any form or manner whatsoever; provided, however, that in the event Confidential Information is subpoenaed or otherwise requested or demanded by any court or governmental authority, Participating Carrier shall give written notice to WORLDSPAN prior to furnishing the same and shall exercise its best efforts, in cooperation with WORLDSPAN, to quash or limit such request, demand and/or subpoena.  Participating Carrier’s obligations include treating Confidential Information with at least the concern and protective measures accorded any trade secrets and confidential materials of Participating Carrier.  Nothing herein shall be construed to require the disclosure of Confidential Information to Participating Carrier, or to require Participating Carrier to accept Confidential Information.

13.2.        As between WORLDSPAN and Participating Carrier, title and full and complete ownership rights to all software utilized by WORLDSPAN in the performance of this Agreement shall remain with WORLDSPAN.  Participating Carrier agrees that WORLDSPAN owned, licensed or developed software is WORLDSPAN’s or a third party’s trade secret and proprietary information, regardless of whether any portion thereof is or may be validly copyrighted or patented.  Any software provided to Participating Carrier is provided by license only.  Participating Carrier’s license is non-exclusive, non-transferrable and is limited to the right to use such software during the term of this Agreement only according to guidelines established by WORLDSPAN from time to time.  Such software shall be utilized by Participating Carrier only in accordance with this Agreement and shall not be copied, duplicated, reproduced, manufactured or disclosed in any form or by any media to any other person or party.  Participating Carrier agrees to abide by any terms imposed by any third party that has directly or indirectly licensed Participating Carrier to use software pursuant to this Agreement.  Upon termination of this Agreement, Participating Carrier shall immediately return to WORLDSPAN any software provided by WORLDSPAN.  Nothing herein shall be construed to require WORLDSPAN to deliver any software to Participating Carrier, or to require Participating Carrier to accept such software.

ARTICLE XIV.   NO ASSIGNMENT

14.1.        Participating Carrier shall not sell, assign, license, franchise, sublicense or otherwise convey this Agreement or the services herein provided to any third party without WORLDSPAN’s prior written consent.

ARTICLE XV.   DISPUTE RESOLUTION

15.1.        This Agreement shall be governed by, construed and enforced according to the laws of the State of Georgia and of the United States of America, without regard to its conflict of laws and rules.  Each party hereby consents to the non-exclusive jurisdiction of the courts of the State of Georgia and United States Federal Courts located in Georgia to resolve any dispute arising out of this Agreement.

ARTICLE XVI.   NO WAIVER

16.1.        No waiver of any breach of any provision of this Agreement by either party shall constitute a waiver of any subsequent breach of the same or any other provisions hereof, and no waiver shall be effective unless made in writing.

ARTICLE XVII.   NOTICES

17.1.        All notices, requests, demands or other communications hereunder shall be in writing, hand delivered, sent by mail, overnight mail, facsimile or teletype and shall be deemed to have been given when received at the following addresses:

If to WORLDSPAN:

WORLDSPAN, L.P.

7310 Tiffany Springs Parkway

Kansas City, MO 64153

U.S.A.

Teletype:  HDQAS1P

Facsimile:  816/891-6170

ATTN:  Director-Airline and Assoc. Sales

with a copy to:

WORLDSPAN, L.P.

Suite 2100

300 Galleria Parkway, N.W.

Atlanta, Georgia 30339

U.S.A.

Teletype:  ATLMS1P

Facsimile:  404/916-7878

ATTN:  Legal Department

If to Participating Carrier:

United Airlines

Product Display-EXOMI

P.O. Box 66100

Chicago, IL 60666

Teletype:  HDQMIUA

Facsimile:  (708) 952-4674

ATTN:  Senior Staff Representative

Any notice provided by facsimile or teletype which is received after 4:00 p.m. local time shall be deemed received the following business day.  A party may change its address for notice on not less than ten (10) days’ prior written notice to the other party.

ARTICLE XVIII.   MISCELLANEOUS

18.1.        Nothing in this Agreement is intended to or shall be construed to create or establish an agency, partnership, or joint venture relationship between the parties hereto.

18.2.        Participating Carrier shall not make any use of WORLDSPAN’s corporate name, logo, trademarks or servicemarks and any and all advertising materials of any nature whatsoever or any and all statements whether oral or written, expressed or implied, regarding any product or services offered by Participating Carrier which in any manner concern or refer to such name, logos, trademarks or servicemarks including, but not limited to, “WORLDSPAN”, PARS” and “DATAS II”, will first be provided to WORLDSPAN in writing and are subject to WORLDSPAN’s prior written consent.

18.3.        Headings used in this Agreement have been inserted as a matter of convenience only and in no way define, limit or enlarge the scope of this Agreement or any of its provisions.

18.4.        In the event that any material provision of this Agreement is determined to be invalid, unenforceable or illegal, then such provision shall be deemed to be superseded and the Agreement modified with a provision which most nearly corresponds to the intent of the parties and is valid, enforceable and legal.

18.5.        This Agreement constitutes the final and complete understanding and agreement between the parties concerning the subject matter hereof.  Any prior agreements, understandings or communications written or otherwise are deemed superseded by this Agreement.  This Agreement may be modified only by a further writing executed by the parties hereto.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized undersigned representatives as of the day and year first set forth above.

PARTICIPATING CARRIER:		WORLDSPAN, L.P.

United Airlines

By:	/s/ J.C. Pope	/s/ Richard A. Lee
	J.C. Pope	Richard A. Lee
Title:	Vice Chairman	Director-Airline and
Associate Sales

AMENDMENT

THIS Amendment to WORLDSPAN Participating Carrier Agreement (“Amendment”) is effective as of February 1, 1991, between WORLDSPAN, L. P., a Delaware limited partnership, having its principal place of business at Suite 2100, 300 Galleria Parkway, N.W., Atlanta, Georgia 30339 (“WORLDSPAN”) and the air carrier identified below (“Participating Carrier”).

WORLDSPAN and Participating Carrier have entered into a WORLDSPAN Participating Carrier Agreement dated February 1, 1991, (the “Agreement”) which the parties desire to amend.

NOW, THEREFORE, in consideration of the mutual agreements hereinafter set forth, WORLDSPAN and Participating Carrier agree as follows:

1.             The definition of “Confidential Information” in Article 1 is hereby deleted and superceded by the following new definition:  “Confidential Information shall mean the proprietary information, data, drawings, specifications, documentation, manuals and plans, and other materials marked as “confidential”, “sensitive” or “proprietary” of either party, except: (i) information known to the receiving party prior to the disclosure by the owner, (ii) information developed by the receiving party independent of any confidential materials provided by the owner, or (iii) information which is widely known or publicly available in the relevant trade or industry.”

2.             The second sentence of Article 4.3 is hereby amended to read as follows:  “However, WORLDSPAN reserves the right, without waiver of any other right or remedy under this Agreement or otherwise, to suspend its obligations under this Article IV at any time that any Affiliated CRS fails to provide non-discriminatory display, loading and distribution of the flights and services of, or otherwise improperly discriminates in its reservation services against, any WORLDSPAN Carrier.”

3.             Article 7 is hereby amended by the addition of a new Article 7.3 as follows:  “7.3. The foregoing provisions of this Article 7 notwithstanding, WORLDSPAN acknowledges that it will not charge fees to Participating Carrier which are in excess of the fees charged to any other participating carrier receiving the same Additional Service.”

4.             Article 10.2 is hereby amended to read as follows:  “10.2 In the event that WORLDSPAN elects to suspend services to Participating Carrier pursuant to Article 8.2 of this Agreement, then WORLDSPAN may, at its discretion, as a condition to reestablishment of the suspended service, require Participating Carrier to deliver to WORLDSPAN a cash deposit, or an irrevocable letter of credit or surety bond issued by a financial institution or surety acceptable to WORLDSPAN, in an amount deemed necessary by WORLDSPAN to secure an estimated two (2) months of charges pursuant to this Agreement.”

5.             The Addendum - Supplemental Services AccessPLUS, Articles 2.B., 2.E. and 2.F. are amended to provide that each reference to the action booking code “DK”

in each such article shall be followed by the words “or other mutually agreed upon action code or indicator”.

6.             Except as provided herein, all terms and conditions of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized undersigned representatives as of February 1, 1991.

PARTICIPATING CARRIER:		WORLDSPAN, L.P.

United Airlines

By:	/s/ J.C. Pope	By:	/s/	Richard A. Lee
	J. C. Pope			Richard A. Lee
Director-Airline and
TITLE:	Vice Chairman			Associate Sales

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ADDENDUM—SUPPLEMENTAL SERVICES
DRS/GRS

THIS DRS/GRS Addendum is by and between WORLDSPAN, L.P. and the Participating Carrier identified below.

WORLDSPAN and Participating Carrier have entered into a WORLDSPAN Participating Carrier Agreement (the “Agreement”).

In addition to the services offered in the Agreement, WORLDSPAN desires to provide and Participating Carrier desires to participate in the PARS Direct Reference System (“DRS”) and/or the DATAS II General Reference System (“GRS”).

NOW, THEREFORE, in consideration of the mutual agreements hereinafter set forth, the parties hereto agree as follows:

1.             DRS/GRS LEVELS

Participating Carrier designates one of the following service levels by placing a check mark next to its selection.  Availability of service is subject to completion of a WORLDSPAN Equipment and Software Agreement and payment of the charges provided therein.  All charges are stated in US. dollars.

☒	Level 1 (DATAS II and PARS) - $1,750 per month

JP	• 88 pages, 95 lines per page (PARS)

☐	• 50 pages, 99 lines per page (DATAS II)

• Daily use of WORLDSPAN electronic briefings

• Number of WORLDSPAN User accesses, on request

• Participating Carrier creates/updates via its own DATAS II and PARS Terminals

☐	Level 2 (DATAS II ONLY) - $600 per month

• 50 pages, 99 lines per page

• Daily use of electronic briefings

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• Number of WORLDSPAN User accesses, on request

• Participating Carrier creates/updates via its own DATAS II terminal

☐	Level 3 (PARS ONLY) - $1,400 per month

• 88 pages, 95 lines per page

• Daily use of electronic briefings

• Number of WORLDSPAN User accesses, on request

• Participating Carrier creates/updates via its own PARS terminal

2.             RESPONSIBILITIES OF PARTICIPATING CARRIER

A.            Participating Carrier agrees to pay the charges for DRS/GRS in the manner provided in the Agreement.

B.            Participating Carrier shall comply with WORLDSPAN’s guidelines, formats and procedures for update of DRS/GRS as such may be changed from time to time on not less than sixty (60) days advance notice by WORLDSPAN.

C.            Participating Carrier will input and update its DRS/GRS through equipment provided by WORLDSPAN pursuant to an Equipment and Software Agreement.

D.            WORLDSPAN assumes no responsibility or liability for the accuracy of Participating Carrier’s information in DRS/GRS.  All information entered into DRS/GRS by Participating Carrier is subject to WORLDSPAN’s approval, which approval will not be unreasonably withheld.  Participating Carrier will not enter information into DRS which is misleading, defamatory, or offensive. Participating Carrier will indemnify, defend, and hold harmless WORLDSPAN, its partners, affiliates, directors, officers, employees and agents from and against all liabilities and claims, including attorneys’ fees, arising out of or connected with information entered into DRS/GRS by Participating Carrier.  WORLDSPAN may terminate or suspend, in whole or in part, Participating Carrier’s privilege to enter, store, and maintain information in DRS/GRS if Participating Carrier abuses or misuses DRS/GRS.

3.             RESPONSIBILITIES OF WORLDSPAN

A.            WORLDSPAN will create and maintain the DRS/GRS facility in the WORLDSPAN Systems.

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B.            WORLDSPAN shall provide Participating Carrier with guidelines, formats and procedures for update of DRS/GRS.

C.            WORLDSPAN reserves the right to monitor the DRS/GRS for compliance with WORLDSPAN’s guidelines, formats and procedures described above.

4.             TERM

This Addendum shall become effective on February 1, 1991, and shall continue in effect for a minimum of twelve (12) months.  Thereafter, it shall continue until cancelled by either party upon not less than thirty (30) days’ prior written notice.  In no event shall this Addendum remain in effect beyond the termination date of the Agreement.  WORLDSPAN reserves the right to modify or terminate DRS or GRS.  If WORLDSPAN decides to terminate DRS or GRS, it may terminate this Addendum at any time upon not less than thirty (30) days’ prior notice.

5.             NO OTHER AMENDMENT

Except as provided herein, all terms and conditions of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Addendum to be executed by their duly authorized undersigned representatives as of February 1, 1991.

PARTICIPATING CARRIER:		WORLDSPAN, L.P.

United Airlines

By:	/s/ J.C. Pope	By:	/s/	Richard A. Lee
	J. C. Pope			Richard A. Lee
Director-Airline and
TITLE:	Vice Chairman			Associate Sales

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ADDENDUM  SUPPLEMENTAL SERVICES
SEAT SELECTION/BOARDING PASS

THIS Addendum is by and between WORLDSPAN, L.P. (“WORLDSPAN”) and the Participating Carrier identified below.

WORLDSPAN and Participating Carrier have entered into a Participating Carrier Agreement (the “Agreement”).

WORLDSPAN has developed a procedure for transmitting boarding pass information to WORLDSPAN Users to enable them to issue boarding passes for Participating Carrier’s flights.

Participating Carrier wishes to permit such boarding pass issuance by WORLDSPAN Users.

NOW, THEREFORE, in consideration of the mutual agreements hereinafter set forth, contained, the parties hereto agree as follows:

1.             RESPONSIBILITIES OF PARTICIPATING CARRIER

A.            Pursuant to procedures developed by WORLDSPAN from time to time, Participating Carrier shall transmit seat selection and boarding pass information to WORLDSPAN Users through the WORLDSPAN Systems.  Such information will be transmitted within two (2) hours of a request for the same received by Participating Carrier from a WORLDSPAN User and such information shall appear on the boarding pass in such manner as WORLDSPAN shall determine from time to time.  Boarding pass information shall be transmitted by Participating Carrier only with respect to Participating Carrier flight segments and each WORLDSPAN User shall be provided the capability of issuing boarding passes through each WORLDSPAN System on all Participating Carrier flights.

B.            Participating Carrier agrees to modify its internal reservations system, at Participating Carrier’s sole cost and expense: (I) to receive special service requests (“SSR”) via teletype (or other communications method as agreed upon by the parties) from WORLDSPAN Users for a seat assignment; (ii) to respond to WORLDSPAN User SSR by authorizing issuance of a Participating Carrier boarding pass; and (iii) to otherwise modify Participating Carrier’s system to provide the boarding pass capability described herein.

C.            Participating Carrier will establish priority processing for SSR messages generated from WORLDSPAN Users requesting prereserved seats.

D.            Participating Carrier agrees promptly to advise WORLDSPAN of seat changes and/or seat cancellations made directly through Participating Carrier’s systems when the original seat selection was confirmed via the WORLDSPAN System.

E.             Participating Carrier elects to have and offer to WORLDSPAN Users the following services (Please initial whether Alternative 1, 2  or 3 is preferred):

JP	☒	Alternative 1:	Seat Selection Services and Boarding Pass Services

☐	☐	Alternative 2:	Seat Selection Services only.

	☐	Alternative 3:	Seat Selection Services and Boarding Pass Services on selected flights.

2.             RESPONSIBILITIES OF WORLDSPAN

A.            WORLDSPAN, at no cost to Participating Carrier, will provide sufficient space in a general DRS/GRS category solely for Participating Carrier to create and maintain a display of seat maps by aircraft type, in the format designated by WORLDSPAN and other procedural information pertinent to Participating Carrier’s participation in the Boarding Pass Issuance Program.

B.            WORLDSPAN will make available to WORLDSPAN Users the ability to generate boarding passes on Participating Carrier’s flights according to this Addendum.

C.            WORLDSPAN reserves the right to limit, modify, suspend, or discontinue any WORLDSPAN System seat selection and/or boarding pass services at any time in WORLDSPAN’s sole discretion.

D.            WORLDSPAN reserves the right to assess separate fees for the services provided in this Addendum.

3.             TERM

This Addendum shall become effective on February 1, 1991, and shall be coterminus with the Agreement but may, in any event, be terminated by either party at any time, without terminating the Agreement, upon not less than thirty (30) days prior written notice to the other.

IN WITNESS WHEREOF, the parties hereto have caused this Addendum to be executed by their duly authorized undersigned representatives as of February 1, 1991.

PARTICIPATING CARRIER:		WORLDSPAN, L.P.

United Airlines

By:	/s/ J.C. Pope	By:	/s/	Richard A. Lee
	J. C. Pope			Richard A. Lee
Director-Airline and
TITLE:	Vice Chairman			Associate Sales

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ADDENDUM - SUPPLEMENTAL SERVICES
MARKETING INFORMATION DATA TAPES (MIDT)

THIS Addendum is by and between WORLDSPAN, L.P. (“WORLDSPAN”) and the Participating Carrier identified below.

WORLDSPAN and Participating Carrier have entered into a WORLDSPAN Participating Carrier Agreement (the “Agreement”).

WORLDSPAN generates certain Marketing Information Data Tapes (“MIDT”) from the WORLDSPAN System on a monthly basis.  MIDT include information on airline flights booked by WORLDSPAN Users.

Participating Carrier desires to receive one or more WORLDSPAN MIDT as specified below.

NOW, THEREFORE, in consideration of the mutual agreements hereinafter set forth, the parties hereto agree as follows:

1.             MIDT Available.  Following are the MIDT currently available from WORLDSPAN.  Participating Carrier designates, with initials next to the appropriate selection, the MIDT it desires, and WORLDSPAN agrees to supply same according to this Addendum.

a.             MIDT Available from PARS.

☒

PARS U.S. Domestic Tape: This tape contains booking data generated by all WORLDSPAN Users using PARS.  It is limited to information on U.S. domestic flights.  This tape may be purchased by U.S. certificated carriers only.

☐

PARS Gateway Tape:  This MIDT contains booking data generated by all WORLDSPAN.  Users using PARS, excluding booking data regarding flights that occur entirely in the United States.  In addition, international flights involving a United States city are limited to flights between the United States and European gateway countries only.  This tape may be purchased by all U.S. certificated carriers and carriers certificated by one of the gateway countries.  (A carrier certificated by one of the gateway countries may receive only gateway data between the U.S. and its home country.)

☐	PARS International Tape: This MIDT contains booking data generated by all non-U.S. and non-Canadian WORLDSPAN Users using PARS. This tape may be purchased by all participating carriers.

b.             MIDT Available from DATAS II.

☐

DATAS II U.S. Domestic Tape:  This tape contains booking data generated by all WORLDSPAN Users using DATAS II.  It is limited to information on U.S. domestic flights.  This tape may be purchased by U.S. certificated carriers only.

2.             Delivery by WORLDSPAN.

a.             WORLDSPAN shall begin supplying the selected MIDT to Participating Carrier within 90 days of receipt of this Addendum signed by Participating Carrier.

b.             WORLDSPAN agrees to provide Participating Carrier with fixed format record layout with all data elements, element descriptions, field links, displacements and tape specifications with delivery of selected MIDT.  WORLDSPAN reserves the right to modify any or all components or the format of any of the MIDT from time to time.

c.             Subject to applicable CRS Rules, WORLDSPAN reserves the right to modify or discontinue any or all MIDT at its discretion, and Participating Carrier acknowledges that any WORLDSPAN MIDT will contain only such marketing, booking and sales data as WORLDSPAN may elect to generate from any WORLDSPAN System from time to time.

3.             Treatment of MIDT and Data.

a.             Participating Carrier agrees that the MIDT and the information therein are provided for the use of Participating Carrier only and the MIDT and the information therein may not be published, duplicated, reproduced, copied, disclosed or distributed in any manner, in whole or in part, except to a travel agent with respect to the information derived from the Bookings created by that travel agent and only with respect to that information.

b.             Upon prior written consent of WORLDSPAN, Participating Carrier may retain a third party to process the data provided pursuant to this Addendum for the benefit of Participating Carrier, provided such third party is bound to WORLDSPAN by appropriate obligations of confidentiality according to the form of agreement attached hereto as Exhibit A.

4.             Fees. The charges for each MIDT shall be as follows:

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a.             PARS U.S. Domestic Tape - Eight Thousand Dollars ($8,000.00) per month.

b.             PARS Gateway Tape - One Dollar ($1.00) per WORLDSPAN User using PARS per month and a one time implementation fee of Two Thousand Five Hundred Dollars ($2,500.00).

c.             PARS International Tape - One Dollar ($1.00) per WORLDSPAN User using PARS per month and a one time implementation fee of Two Thousand Five Hundred Dollars ($2,500.00).

d.             DATAS II U.S. Domestic Tape - Seven Thousand Five Hundred Dollars ($7,500.00) per month.

e.             The monthly charges pursuant to subsections (b) and (c) above shall be determined by the number of WORLDSPAN Users on January 1 each year and shall remain fixed throughout the year unless and until the relevant number of WORLDSPAN Users increases or decreases by more than ten percent (10%).  If there is such a 10% change during the year, the monthly charge shall be recalculated for the remainder of the year.

5.             Term.  This Addendum shall become effective on February 1, 1991, and shall continue in effect for a minimum of twelve (12) months.  Thereafter, it shall continue until cancelled by either party on not less than 30 days’ prior written notice.  In no event shall this Addendum remain in effect beyond the termination date of the Agreement.

6.             Eligibility.  In the event of any change in any CRS Rules which would prohibit the delivery of any MIDT, or in the event that delivery of any MIDT by WORLDSPAN is prohibited by any CRS Rules, Participating Carrier acknowledges that nothing herein shall be construed to require WORLDSPAN to request any change in such CRS Rules or apply for an amendment to such CRS Rules to permit the delivery of any MIDT.

7.             New  System.  In the event that WORLDSPAN introduces a system other than PARS or DATAS II, then WORLDSPAN shall make available MIDT from that new system similar to the MIDT available from PARS.

8.             No Other Amendment.  Except as provided herein, all terms and conditions of the Agreement shall remain in full force and effect.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized undersigned representatives as of February 1, 1991.

PARTICIPATING CARRIER:		WORLDSPAN, L.P.

United Airlines

By:	/s/ J.C. Pope	By:	/s/	Richard A. Lee
	J. C. Pope			Richard A. Lee
Director-Airline and
TITLE:	Vice Chairman			Associate Sales

4

AMENDMENT TO THE WORLDSPAN ADDENDUM- SUPPLEMENTAL SERVICES
MARKETING INFORMATION DATA TAPES/TRANSMISSIONS

THIS Amendment to the Worldspan Addendum - Supplemental Services, Marketing Information Data Tapes/Transmissions (“Amendment”) is made this 8 day of Feb 2001, by and between Worldspan, L.P., a Delaware limited partnership with its address of 300 Galleria Parkway, N.W., Atlanta, Georgia 30339 and the Participating Carrier identified below.

Worldspan and Participating Carrier have entered into a Worldspan Addendum - Supplemental Services, Marketing Information Data Tapes/Transmissions (the “Addendum”).

Worldspan and Participating Carrier now desire to amend the Addendum.

NOW, THEREFORE, it is agreed:

1.             Participating Carrier represents that Interglobe Air Transport staff work for Participating Carrier in India.  This staff is dedicated full-time to Participating Carrier, and said staff has no other responsibilities.  They work in Participating Carrier offices in Participating Carrier uniforms on a dedicated, full-time basis.  Participating Carrier desires to share certain MIDT information with this staff solely for the purpose of this staff having the same tools that Participating Carrier’s sales staff use in other countries.  Within these tools Participating Carrier represents that the data is re-formatted and summarized, and that no lnterglobe Air Transport staff would receive, review or have access to MIDT “raw data” as received from Worldspan.

2.             Worldspan acknowledges that Interglobe Air Transport does similar work for other airlines in addition to Participating Carrier.  In those circumstances where Interglobe Air Transport employees work for other airlines, Participating Carrier represents that such staff is dedicated, full-time, uniformed employees working in the facilities of the other airlines, and they do not have regular interaction with Participating Carrier’s staff, nor do the staffs of any of the airlines share information or responsibilities.

3.             Worldspan acknowledges that Interglobe Air Transport is one company that is part of a larger entity, called Interglobe.  One of Interglobe’s subsidiary companies also represents Galileo in India.

4.             Worldspan agrees to permit Participating Carrier to share a reformatted and summarized version of the MIDT information received from Worldspan with the Interglobe Air Transport staff working for Participating Carrier for the limited purpose outlined above, provided Interglobe Air Transport is bound to Worldspan by appropriate obligations of confidentiality according to the form of agreement attached hereto as Exhibit B - Interglobe Air Transport Non-Disclosure Agreement.

5.             Except to the extent the Addendum is amended herein, the Addendum remains in full force and effect.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized undersigned representatives as of the day and year first written above.

Participating Carrier:	United Airline	WORLDSPAN, L.P.

By:	/s/ K. A. Bennett	By:	/s/ Lawrence J. Carcuru
Name:	K. A. Bennett		Lawrence J. Carcuru
Title:	Mgr CRS Mgmt		Manager
Airline and Served Affiliate
Sales and Marketing

2

WORLDSPAN
ADDENDUM - SUPPLEMENTAL SERVICES
BILLING INFORMATION DATA TAPES (BIDT)

THIS Addendum is by and between WORLDSPAN, L. P. (“WORLDSPAN”) and the Participating Carrier identified below.

WORLDSPAN and Participating Carrier have entered into a WORLDSPAN Participating Carrier Agreement (the “Agreement”).

WORLDSPAN provides certain information to Participating Carrier in connection with the invoice for amounts due for Bookings made in in the WORLDSPAN Systems.

Participating Carrier desires to receive, and WORLDSPAN desires to provide such information on magnetic tape (the “Billing Information Data Tape” or “BIDT”).

NOW, THEREFORE, in consideration of the mutual agreements hereinafter set forth, the parties hereto agree as follows:

1.             BIDT AVAILABLE.

The following BIDT are currently available from WORLDSPAN.  Participating Carrier designates, with initials next to the appropriate selection, the BIDT it desires, and WORLDSPAN agrees to supply same according to this Addendum.  (Select either or both.)

☒	a.	BIDT available from WORLDSPAN (formerly PARS).
☐	b.	BIDT available from WORLDSPAN DATAS II.

Available Tape (select one)

☒	a.	Square Cartridge
☐	b.	Round Reel

2.             DELIVERY BY WORLDSPAN.

a.             WORLDSPAN agrees to deliver its BIDT to Participating Carrier, and Participating Carrier accepts and agrees to use the BIDT according to this Addendum and the Agreement.

b.             WORLDSPAN shall supply the BIDT to Participating Carrier with the regular WORLDSPAN invoice commencing not more than ‘thirty (30) days following acceptance of this Addendum by WORLDSPAN.

c.             WORLDSPAN agrees to provide Participating Carrier with fixed format record layout with all data elements, element descriptions, displacements and tape specifications with delivery of BIDT.  WORLDSPAN reserves the right to modify any or all components or the format of any of the BIDT from time to time.

d.             WORLDSPAN reserves the right to modify or discontinue any or all BIDT at its discretion, and Participating Carrier acknowledges that any WORLDSPAN BIDT will contain only such billing and sales data as WORLDSPAN may elect to generate from any WORLDSPAN System from time to time.

e.             Participating Carrier requests WORLDSPAN BIDT to be delivered to:

Name:	Joan Remkus
Company/Department:	United Alirlines — EXOKA
Street Address:	1200 East Algonquin Road
City/State:	Elk Grove Village, IL 60007
Postal Code/Country:

3.             FEES.

The Participating Carrier agrees to pay WORLDSPAN Two Hundred Dollars ($200.00) per month per WORLDSPAN System for BIDT provided pursuant to this Addendum.

4.             TERM.

This Addendum shall become effective on the date set forth below, and shall continue in effect for a minimum of six (6) months.  Thereafter, it shall continue until cancelled by either party on not less than thirty (30) days prior written notice.  In no event shall this Addendum remain in effect beyond the termination date of the Agreement.

5.             OTHER TAPES.

In the event WORLDSPAN introduces a CRS other than WORLDSPAN or WORLDSPAN DATAS II, then WORLDSPAN shall make available BIDT from that new CRS similar to the BIDT available for WORLDSPAN.

6.             USE OF BIDT.

Participating Carrier shall use the BIDT and the information included thereon solely for the purpose of reconciling and confirming the accuracy and completeness of the amount included on an associated invoice and for no other purpose.  Participating Carrier shall not copy or reproduce the BIDT or the information thereon except for the purpose of utilizing the BIDT as provided herein.  Participating Carrier shall not sell, assign, transfer, convey or otherwise provide to anyone else any BIDT or information thereon, in whole or in part, without the express

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prior written consent of WORLDSPAN.  Participating Carrier shall return the BIDT media at its expense to WORLDSPAN within sixty (60) days of receipt.

7.             NO OTHER AMENDMENT.

Except as provided herein, all terms and conditions of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized undersigned representatives as of August 4, 1994.

PARTICIPATING CARRIER:		WORLDSPAN, L.P.

United Airlines

By:	/s/ Thomas A. Mutryn	By:	/s/ Richard A. Lee
Thomas A. Mutryn			Richard A. Lee
TITLE: Vice President Revenue Management			Director-Airline Industry
Marketing

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WORLDSPAN
ADDENDUM-SUPPLEMENTAL SERVICES
ACCESSPLUS

THIS Addendum is by and between WORLDSPAN, L. P. (“WORLDSPAN”) and the Participating Carrier identified below.

WORLDSPAN and Participating Carrier have entered into a WORLDSPAN Participating Carrier Agreement (the “Agreement”).

WORLDSPAN desires to provide and Participating Carrier desires to participate in AccessPLUS.

NOW, THEREFORE, in consideration of the mutual agreements hereinafter set forth, the parties hereto agree as follows:

DEFINITIONS

Unless otherwise indicated, capitalized terms herein shall have the meanings set forth in the Agreement.  In addition, for purposes of this Addendum, the following capitalized terms, shall have the meanings described below:

AccessPLUS shall mean a group of Supplemental Services providing premium connectivity between the WORLDSPAN System and Participating Carrier’s system, including Direct Response, Direct Access, Direct Sell, and AIRLINE SOURCE permitting WORLDSPAN Users to obtain data and make Bookings through the use of standard entries.

AIRLINE SOURCE shall mean the capability of the WORLDSPAN System to communicate with Participating Carrier’s system in a real time mode each time a WORLDSPAN User requests an availability display involving a Participating Carrier flight, and provide a transparent response to such User based on information provided from Participating Carrier’s system.

Direct Access shall mean the capability of WORLDSPAN Users to directly access Participating Carrier’s system to obtain real time information pertaining to Participating Carrier’s services.

Direct Response shall mean the capability of Participating Carrier to directly respond to WORLDSPAN Users’ teletype Bookings.  The Participating Carrier’s PNR File Address (Record Locator) is requested and upon receipt of same, WORLDSPAN appends the record locator to the WORLDSPAN PNR.

Direct Sell shall mean the capability of WORLDSPAN Users to directly access Participating Carrier’s System in real time mode to sell and decrement Participating Carrier’s inventory prior to “end transaction” in the WORLDSPAN System.  Direct Sell participation also includes Participating Carrier’s ability to generate a positive acknowledgment message, including the Passenger Name Record (“PNR”) file address of Participating Carrier’s system, to the

WORLDSPAN User upon completion of successful filing of the PNR in Participating Carrier’s system.

Inquiry shall mean the availability request message to Participating Carrier generated when a WORLDSPAN User requests flight availability involving one or more Participating Carrier flights that have been designated for AIRLINE SOURCE by Participating Carrier.

Internal Database shall mean the database normally maintained by WORLDSPAN including Participating Carrier’s schedules, flight class, and flight status information.

1.             ACCESSPLUS OPTIONS AND CHARGES

WORLDSPAN provides four (4) levels of AccessPLUS participation to participating carriers that participate at the Go1dPLUS (Full Services) Level:  WORLDSPAN Direct Response, Direct Access, Direct Sell, and AIRLINE SOURCE, including the functionality described herein.  Participating Carrier may select any of the four (4) levels of participation by initialing the appropriate choice below; provided, however, that Direct Sell can be chosen only if Participating Carrier is also a Direct Access participant, and AIRLINE SOURCE can be chosen only if Participating Carrier is also a Direct Sell participant. Please initial indicating the level at which you choose to participate:

☐                                    WORLDSPAN Direct Response
Bookings on Participating Carrier flights will be acknowledged to WORLDSPAN Users through Direct Response according to this Addendum.  The charges for Direct Response participation are set forth in Schedule A attached hereto and incorporated herein and are applicable to Bookings for which a booking message is sent via teletype except those arising out of Direct Access.

☐                                    WORLDSPAN Direct Access
Participating Carrier flights will be available through Direct Access according to this Addendum.  The charges for Direct Access participation are set forth in Schedule A attached hereto and incorporated herein and are applicable to Bookings arising out of Direct Access.

☐                                    WORLDSPAN Direct Sell
Bookings on Participating Carrier flights will be made through Direct Sell according to this Addendum.  The charges for Direct Sell participation are set forth in Schedule A attached hereto and incorporated herein and are applicable to Bookings arising out of Direct Sell.

WORLDSPAN offers two versions of AIRLINE SOURCE participation.  The versions are described below. Please initial indicating the version in which you choose to participate.

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☒                                    WORLDSPAN AIRLINE SOURCE (ALS) - Version One (1).
Participating Carrier’s flight availability will be displayed directly from Participating Carrier’s system to WORLDSPAN Users through ALS functionality according to this Addendum.  With each inquiry, WORLDSPAN will provide Participating Carrier the identity and location of the WORLDSPAN User, origination and destination points, requested departure date and any trip constructed with one or more of Participating Carrier’s designated ALS flight segments.  The charges for ALS Version One (1) participation are set forth in Schedule A attached hereto and incorporated herein and are applicable to all Bookings arising out of Direct Sell.

☐                                    WORLDSPAN AIRLINE SOURCE (ALS) - Version Two (2).

Participating Carrier’s flight availability will be displayed directly from Participating Carrier’s system to WORLDSPAN Users through ALS functionality according to this Addendum.  With each inquiry, WORLDSPAN will provide Participating Carrier with the date, board and off point of the specific Participating Carrier flight(s) being requested and which Participating Carrier has designated as ALS flight segments.  The charges for ALS Version Two (2) participation are set forth in Schedule A attached hereto and incorporated herein and are applicable to all Bookings arising out of Direct Sell.

2.             RESPONSIBILITIES OF PARTICIPATING CARRIER

A.            Participating Carrier, at its sole cost and expense, agrees to permit WORLDSPAN Users to access information from Participating Carrier’s system through AccessPLUS, with the exception of Direct Response.  This information includes, but is not limited to: (i) the schedule and availability display used by Participating Carrier’s reservations personnel; and (ii) functions of Participating Carrier’s system listed in Schedule B of this Addendum.

B.            If applicable, Participating Carrier agrees to allow installation of a direct and dedicated communications line between the WORLDSPAN System and Participating Carrier’s system for Direct Access, Direct Sell and/or ALS. Participating Carrier and WORLDSPAN shall share equally the charges for said communications line.  Additionally, Participating Carrier agrees to acquire the appropriate hardware for use with Participating Carrier’s system to facilitate the operation of said communications line.  Such hardware shall be provided by WORLDSPAN to Participating Carrier at WORLDSPAN’s then prevailing raies and terms. Selection and ordering of the hardware and the direct and dedicated communications line shall be as mutually agreed upon by the parties.  The mutual agreement may include the decision to use a comparable link via SITA.

C.            If Participating Carrier participates in Direct Sell, Participating Carrier agrees upon receipt of the Direct Sell booking message where the inventory requested is available, to respond indicating inventory is decremented from Participating Carrier’s system prior to “end transaction”.  If the inventory is not available, Participating Carrier will immediately generate an

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unable to sell message and the WORLDSPAN Users may waitlist such unavailable segments when the waitlist is open.

D.            If Participating Carrier participates in Direct Response, Participating Carrier agrees to send a positive acknowledgment message, including the PNR record locator of Participating Carrier’s system, upon receipt of a WORLDSPAN User’s booking message.

E.             If Participating Carrier participates in Direct Sell, Participating Carrier agrees to send a positive acknowledgement message including the PNR file address of Participating Carrier’s system upon receipt of a WORLDSPAN booking message containing a “DK” action code.

F.             If Participating Carrier participates in ALS, Participating Carrier agrees to send a response to an Inquiry within two (2) seconds of. receipt of such Inquiry from the WORLDSPAN System.  The response must contain the flight status, classes of service and number of seats to be displayed to the WORLDSPAN User making such request.  Participating Carrier agrees that it will return the booking classes in descending order of accepted airline values, e.g., First Class, Business Class, Coach Class, etc. Participating Carrier agrees it will display the same seat counts and class of service with respect to identical, contemporaneous ALS and Direct Access requests by a WORLDSPAN User from one location.

G.            If Participating Carrier participates in ALS, Participating Carrier agrees that it will respond to ALS messages from WORLDSPAN as quickly and accurately as it responds to similar inquiries from any other CRS.  The information regularly maintained in the Internal Database will be displayed if the communication line to the Participating Carrier is inoperative or if the response is not received within two (2) seconds.

H.            If Participating Carrier participates in ALS and Participating Carrier consistently does not respond to Inquiries within two (2) seconds, Participating Carrier shall use its best efforts to correct the condition or deficiency causing such delay.

I.              Participating Carrier who participates in Direct Access, Direct Sell and/or ALS will arrange for the processing of all WORLDSPAN User AccessPLUS booking messages on a priority and current basis and as quickly as it processes similar messages from any other CRS.  All Direct Access, Direct Sell and/or ALS Bookings received by Participating Carrier’s system from WORLDSPAN (including those appended with the unique action codes “LK” and “DK”) will be automatically accepted and confirmed and no “US” or “UC” message will be generated.

J.             In those cases when the communications line for Direct Access, Direct Sell and/or ALS between the WORLDSPAN System and Participating Carrier’s system is inoperable, booking messages will be rerouted via the facilities of ARINC or SITA, as mutually agreed upon. In such cases, when an “LK”, “DK” or “SS” Booking cannot be electronically accepted by Participating Carrier’s inbound teletype message processing facility for automatic processing, or when an “LK”, “DK” or “SS” Booking cannot be electronically accepted by Participating Carrier’s system via the communications line, Participating Carrier will accept passenger(s) for

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transportation on the same basis as though a reservation has been created and seat inventory adjusted even though over booking may result there from and denied boarding compensation may be required, provided however, the foregoing is applicable only if: (i) the passenger’s ticket bears an “OK” status or (ii) Participating Carrier has not returned the Booking to either WORLDSPAN or the original WORLDSPAN User within twelve (12) hours of the message transmission from the WORLDSPAN System; provided further, however, sub-clause (ii) shall not apply to “LX” or “DK” Bookings.

Should Participating Carrier’s inbound message processing facility be unable to recognize and accept “LK” and/or “DK” Bookings, for Direct Access, Direct Sell and/or ALS, Participating Carrier shall, at its sole cost and expense, modify said inbound message processing facility to recognize and accept “LK” and/or “DK” Bookings no later than ninety (90) days after the date of this Addendum.

K.            Participating Carrier shall provide help desk and such other technical support as may be reasonably necessary to serve WORLDSPAN Users.

L.             Participating Carrier agrees to give WORLDSPAN at least ninety (90) days prior written notice of any changes to Participating Carrier’s system which may affect the AccessPLUS capability including, but not limited to, common language translation.  Should changes to Participating Carrier’s programs require changes to AccessPLUS, Participating Carrier agrees to reimburse WORLDSPAN for the cost of such changes at WORLDSPAN’ s then prevailing rates and terms.

M.           Participating Carrier shall establish and operate its AccessPLUS connection for Direct Access, Direct Sell and/or ALS as defined in WORLDSPAN’ s applicable technical/functional documentation, including support of WORLDSPAN’s communications protocol as mutually agreed upon.

N.            Participating Carrier shall complete the technical/functional documentation appropriate to the level of AccessPLUS participation selected and return it to WORLDSPAN within thirty (30) days of the date of this Addendum.

3.             RESPONSIBILITIES OF WORLDSPAN

A.            WORLDSPAN shall provide Participating Carrier with appropriate technical/functional specifications for the selected level(s) of AccessPLUS participation.

B.            WORLDSPAN shall maintain and operate AccessPLUS, and shall cooperate with Participating Carrier in resolving any problems in the maintenance of the applicable communications lines between the WORLDSPAN System and Participating Carrier’s system.

C.            WORLDSPAN will provide WORLDSPAN Users with direct inquiry capability using ALS or Direct Access, as appropriate, into Participating Carrier’s system to obtain real time information and system generated inquiries by means of AccessPLUS.

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For markets served by Participating Carrier, such schedule, availability, fare and flight information (as displayed in Participating Carrier’s system) will be provided to WORLDSPAN Users through Direct Access via common language translations where possible, subject to constraints and processing limitations of Participating Carrier’s system.  However, in markets not served by Participating Carrier, the WORLDSPAN User will be advised that Participating Carrier does not provide service in the requested market.

D.            All PNR’s will be created, stored and modified in the WORLDSPAN System for transmission to Participating Carrier pursuant to industry standards and as further set forth herein.

E.             If Participating Carrier participates in ALS, WORLDSPAN will display Participating Carrier flight availability provided through ALS as a part of any display which includes Participating Carrier flights to WORLDSPAN Users.  WORLDSPAN will combine the information taken from its Internal Database with the information provided by Participating Carrier through ALS and display it to the WORLDSPAN User.

F.             WORLDSPAN Users will be able to confirm reservations up to the number of seats reflected in the Participating Carrier’s system availability display when creating the PNR in the WORLDSPAN System, with the exception of Direct Response.

G.            If Participating Carrier participates in Direct Access, Direct Sell, and/or ALS, an indicator for Direct Access, Direct Sell or ALS will be included in all displays from WORLDSPAN containing Participating Carrier’s flight availability to designate Participating Carrier as an AccessPLUS participant.

4.             JOINT TERMS AND CONDITIONS

A.            In the event that either Participating Carrier or WORLDSPAN experiences a system problem beyond its reasonable control, or a scheduled system outage, then either party shall have the right to temporarily inhibit AccessPLUS during the period of time that such problem or scheduled outage exists.  If the outage is a scheduled Participating Carrier system outage, then Participating Carrier shall notify WORLDSPAN as early in advance as possible. Participating Carrier shall use its best efforts to reinstate AccessPLUS capabilities as quickly as possible.  If WORLDSPAN has a scheduled system outage with AccessPLUS, WORLDSPAN will notify Participating Carrier in a reasonable advance amount of time.  WORLDSPAN shall use its best efforts to reinstate AccessPLUS capabilities as quickly as possible.

B.            Each party agrees to devote resources sufficient to complete the programming necessary to implement AccessPLUS and will use its best efforts to implement AccessPLUS pursuant to Schedule C.  Except as otherwise expressly provided herein, each party shall be responsible for its costs incurred as a result of this Addendum. Participating Carrier acknowledges that reservation agents of the WORLDSPAN Carriers may access Direct Access information pursuant to this Addendum.

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C.            In the event that the WORLDSPAN System or Participating Carrier’s system reaches capacity limits, Participating Carrier and WORLDSPAN will implement agreed upon mechanisms and/or other procedures reasonably necessary to stabilize such system.

D.            In the event there is a delay in any Participating Carrier response to any Inquiry resulting from problems in the data communications line between the WORLDSPAN System and Participating Carrier’s system, then WORLDSPAN and Participating Carrier will confer and implement mutually agreed modifications for the purpose of improving said communication line to ensure WORLDSPAN Users receive timely responses applicable to the agreed to AccessPLUS level.

E.             If Participating Carrier participates in ALS, each month WORLDSPAN and Participating Carrier shall make available to the other, at no additional charge, documentation to ensure the AIRLINE SOURCE/Direct Sell program is operating at a level mutually acceptable to both parties.  These reports shall include sufficient data to allow each party to review number of messages send/received, time-outs, average response time and circuit utilization. These reports shall also include the same information for the peak day within the month.

5.             FEES

Participating Carrier shall pay WORLDSPAN’s charges for AccessPLUS as established pursuant to this Addendum as may be revised from time to time and in the manner provided in the Agreement.

WORLDSPAN will not charge ALS Participants the Direct Response charge for Bookings that result from the malfunction or failure of the Direct Sell communications link.

6.             TERM

This Addendum shall become effective on the date set forth below, and shall continue in effect for a minimum of twelve (12) months.  Thereafter, it shall continue until terminated by either party on not less than thirty (30) days prior written notice.  The foregoing notwithstanding, WORLDSPAN may terminate this Addendum at any time with respect to the WORLDSPAN System if it elects to terminate the AccessPLUS option for all carriers in that WORLDSPAN System.  In no event shall this Addendum remain in effect beyond the termination date of the Agreement.

7.             NO OTHER AMENDMENT

Except as provided herein, all terms and conditions of the Agreement shall remain in full force and effect.  This Addendum shall supersede any prior Addendum - Supplemental Services - AccessPLUS.

IN WITNESS WHEREOF, the parties hereto have caused this Addendum to be executed by their duly authorized undersigned representatives as of May 16, 1995.

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PARTICIPATING CARRIER:	WORLDSPAN, L.P.

United Airlines
(Carrier Name)

/s/ Thomas A. Mutryn	/s/ Richard A. Lee
(Signature)	(Signature)

Thomas A. Mutryn	Richard A. Lee
(Name)	Director
Airline Industry Marketing
V.P. Revenue Management
(Title)

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SCHEDULE A
CHARGES

IATA TRAFFIC CONFERENCE 1

The following definitions shall apply to charges for Transactions which are made by WORLDSPAN Users in IATA Traffic Conference 1:

NEW shall mean a Transaction that results in a Booking containing a status code of HK excluding passive segments entered as HK.

PASSIVE shall mean a Transaction that results in a Booking containing a passive status code (e.g., MK) and for which a message has not been transmitted from the WORLDSPAN System unless otherwise agreed to by WORLDSPAN and the Participating Carrier (e.g., Passive Segment Notification).

OTHER shall mean a Transaction that results in a Booking that is neither NEW nor PASSIVE (e.g., requesting space or waitlisting space).

CANCEL shall mean a Transaction that results in the Cancellation of a Booking in the itinerary portion of the PNR.

The following are the charges that wifi apply to AccessPLUS Transactions made by WORLDSPAN Users in IATA Traffic Conference 1.  Charges are per Transaction.

	NEW	PASSIVE	OTHER	CANCEL
Direct Response	$1.31	$1.00	$.53	$.26
Direct Access	$1.42	$1.00	$.53	$.26
Direct Sell	$1.42	$1.00	$.53	$.26
AIRLINE SOURCE - Version 1	$1.52	$1.00	$.53	$.26
AIRLINE SOURCE - Version 2	$1.52	$1.00	$.53	$.26

IATA TRAFFIC CONFERENCES 2 AND 3

The following are the charges that will apply to Net Bookings made by WORLDSPAN Users in IATA Traffic Conferences 2 and 3. Charges are per Net Booking.

Direct Response	$3.06
Direct Access	$3.23
Direct Sell	$3.23
AIRLINE SOURCE - Version 1	$3.43
AIRLINE SOURCE - Version 2	$3.38

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Participating Carrier will be charged at the Full Services rate for any Booking that, due to the two-character action code input by the WORLDSPAN User, does not result in a message to Participating Carrier’s system.

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SCHEDULE B

ACCESSPLUS FEATURES

WORLDSPAN Direct Response

1.                                       PNR File Address return upon receipt of teletype Booking

WORLDSPAN Direct Access

1.                                       Schedules

2.                                       Availability

3.                                       Scroll Capability

4.                                       Flight Information

5.                                      Fares

6.                                       Fare Rules

7.                                       Reference System (DRS/GRS)

8.                                       Seat Maps

9.                                       Last Seat Availability

10.                                 PNR Display

WORLDSPAN Direct Sell

All Direct Response and Direct Access features are included, in addition to:

1.                                       Real-time decrement of inventory

•              Manual segment sell

•              Sell from availability

•              Divide PNR

2.                                       Interactive Waitlist/Priority Waitlist

3.                                       Interactive Frequent Traveler Name and Number Verification

4.                                       Interactive Seats Selection and Boarding Passes

5.                                      Positive Acknowledgment

WORLDSPAN AIRLINE SOURCE

All Direct Sell Features are included, in addition to:

1.                                       Real-time availability responses from Participating Carrier system.

2.                                       Identity and location of the WORLDSPAN User (Version 1).

3.                                       Origin and destination points of availability request and any trip constructed with one or more of Participating Carrier’s designated ALS flight segments (Version 1).

4.                                       Date, board and off point of specific Participating Carrier flight(s) requested and designated by Participating Carrier as ALS flight segments.

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SCHEDULE C

IMPLEMENTATION SCHEDULE

1.             Upon execution and return of the AccessPLUS Addendum including this implementation schedule, a specifications document and questionnaire will be sent to Participating Carrier. WORLDSPAN will contact Participating Carrier to ensure receipt of the document and schedule a technical meeting. The specifications document and questionnaire must be reviewed, completed and returned within thirty (30) days of receipt.

PLEASE COMPLETE:

Participating Carrier Specifications Document Contact:

Name:	Joe Smolenski
Address:	United Airlines
1200 Algonquin Road
Elk Grove, Il 60007

Phone:	(708) 952-2204
Fax:	(708) 956-2534
Teletype:

Return completed document specifications to:

Manager - AccessPLUS

CRS and Airline Development

WORLDSPAN

100 Galleria Parkway, N.W. Suite 800

Atlanta, Georgia 30339 USA

Phone:	404-563-6988
Fax:	404-563-2808
Teletype:	DPCIS1P Project Manager - AccessPLUS

2.             Upon receipt of the completed specifications document, WORLDSPAN will furnish an agenda to Participating Carrier and finalize any outstanding issues.

3.             Both parties agree to write this project’s specifications and obtain their respective system evaluations within 45 days of the technical meeting.

4.             Once the evaluations are received, a subsequent meeting or conference call will be scheduled within fourteen (14) days of the writing of the specifications, to discuss time estimates and establish actual hands-on programming scheduling.  At this time, an implementation date will be established.

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SCHEDULE D

DEVELOPMENT AND IMPLEMENTATION

This Schedule D to the WORLDSPAN Addendum - Supplemental Services ACCESSPLUS (“Schedule D”), is made and effective the 2nd day of May, 2000.  This Schedule D applies only to the development and implementation of the products selected below.

A.            DEFINITIONS

Unless otherwise indicated, capitalized terms herein shall have the meanings set forth in the Agreement and the WORLDSPAN Addendum-Supplemental Services AccessPLUS (“Addendum”). In addition, for the purposes of Schedule D, the following capitalized terms shall have the meanings described below:

Clone shall mean that Participating Carrier will use functionality previously developed and implemented by WORLDSPAN for another carrier hosted in the system that hosts Participating Carrier.

Complete Booking Record shall mean the functionality that allows WORLDSPAN to generate all air segments in the PNR to Participating Carrier via teletype when a WORLDSPAN Subscriber “ends transaction” provided that at least one of the flight segments contains Participating Carrier’s designated airline code.

Direct Access Availability Conversion to EDIFACT shall mean the conversion of the Direct Access availability messages between WORLDSPAN and Participating Carrier from terminal emulation to EDIPACT.

Direct Sell Conversion to EDIFACT shall mean the conversion of the Direct Sell messages between WORLDSPAN and Participating Carrier from terminal emulation to EDIFACT.

EDIFACT shall mean Electronic Data Interchange For Administration, Commerce and Transport and shall refer to those message standards as approved by ATA/IATA Passenger and Airport Data Interchange Standards (PADIS).

EDIFACT Version Upgrade shall mean the conversion of an existing application that uses EDIFACT message standards to an enhanced version of EDIFACT as approved by ATA/IATA PADIS.

Full shall mean that WORLDSPAN has not previously developed and implemented the functionality for any carrier hosted in Participating Carrier’s system.

Interactive Frequent Traveler Name and Number Verification shall mean the capability of WORLDSPAN Users to directly access Participating Carrier’s system in real time mode to verify a passenger’s participation in Participating Carrier’s frequent traveler program prior to “end transaction” in the WORLDSPAN System. Interactive Frequent Traveler Name and Number Verification includes Participating Carrier’s ability to generate a reply

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message in real time mode indicating whether or not a passenger’s name and frequent traveler number match in the Participating Carrier’s system.

Interactive Seat Selection shall mean the capability of WORLDSPAN Users to directly access Participating Carrier’s system in real time mode to reserve a specific seat and decrement Participating Carrier’s seat inventory prior to “end transaction’ in the WORLDSPAN System. Interactive Seat Assignment includes Participating Carrier’s ability to generate a reply message with the specific seat assignment to the WORLDSPAN User in real time mode.

Interactive Waitlist shall mean the capability of WORLDSPAN Users to directly access Participating Carrier’s system in real time mode to place a passenger’s name on the waitlist of a Participating Carrier’s flight prior to “end transaction” in the WORLDSPAN System. Interactive Waitlist includes Participating Carrier’s ability to generate a reply message in real time mode indicating whether or not the passenger has been waitlisted.

Journey Data shall mean the air segments in the PNR itinerary field at the time a WORLDSPAN User generates an AccessPLUS message. Journey Data may be included in the following interactive messages to Participating Carrier’s system: Direct Access Availability via EDIFACT (“Journey Data D/A”); Direct Sell (“Journey Data D/S”); AIRLINE SOURCE (“Journey Data A/S”).

Married Segment Logic shall mean the capability of a Participating Carrier to designate two or more air segments in an itinerary as a marriage.

Point of Sale shall mean that part of a message from the WORLDSPAN System that identifies information about the WORLDSPAN User, including, but not limited to, the IATA/ARC/ERSP number or pseudo-IATA number, Subscriber Identification (SID) and country code.

Selective Polling shall mean that the WORLDSPAN System will only communicate with Participating Carrier’s system using AIRLINE SOURCE functionality when a WORLDSPAN User requests an availability display involving flights specified by Participating Carrier.  Availability displays that do not meet the Selective Polling criteria shall display Participating Carrier flight avaIlability based on the Availability Status (AVS) messages transmitted to the WORLDSPAN System by Participating Carrier.

B.            PRE-REQUISITES

In addition to other pre-requisites that may exist, the following pre-requisites apply:

1.             Direct Sell requires participation in Direct Access.

2.             AIRLINE SOURCE requires participation in Direct Sell.

3.             Complete Booking Record, Journey Data AJS, Journey Data D/S, Journey Data D/A, Married Segment Logic, and Selective Polling require participation in AIRLINE SOURCE.

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3.             Participating Carrier shall pay a one time implementation fee for additional products, enhancements or upgrades selected by Participating Carrier from time to time at WORLDSPAN’s then prevailing rates, terms and conditions and upon completion of an additional Schedule D.

D.            Upon the execution of this Schedule D, Participating Carrier shall pay a one time implementation fee for the products listed above.

E.             WORLDSPAN and Participating Carrier shall hold the terms and conditions agreed to herein in confidence.

IN WITNESS WHEREOF, the parties hereto have caused this Addendum to be executed by their duly authorized undersigned representatives.

PARTICIPATING CARRIER:		WORLDSPAN, L.P.

United Airlines, Inc.
(Carrier Name)

By	/s/ Henry W. Lilly	By:	/s/ Lawrence J. Curcuru
	Signature		Signature

	Henry W. Lilly	Lawrence J. Curcuru
	(Name)	Manager
Airline and Served
	Director Revenue Management Support	Affiliate Sales and Marketing
(Title)

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WORLDSPAN
ADDENDUM-SUPPLEMENTAL SERVICES

ELECTRONIC TICKETING

THIS WORLDSPAN Addendum-Supplemental Services Electronic Ticketing (“Addendum”) is by and between WORLDSPAN, L P. (“WORLDSPAN”) and the Participating Carrier identified below.

WORLDSPAN and Participating Carrier have entered into a WORLDSPAN Participating Carrier Agreement (the “Agreement”).

WORLDSPAN desires to provide, and Participating Carrier desires to participate in, Electronic Ticketing pursuant to the terms of this Addendum to the Agreement.

NOW, THEREFORE, in consideration of the mutual agreements hereinafter set forth, the parties hereto agree as follows:

1.                                      DEFINITIONS

Unless otherwise indicated, capitalized terms herein shall hive the meanings set forth in the Agreement.  In addition, for purposes of this Addendum, the following capitalized terms shall have the meanings described below:

Electronic Ticket shall mean the electronically generated entitlement for airline travel and/or other services as defined in the Air Transport Association’s Resolution 20.60-Airline and 20.61-Agent, as amended from time to time.  The WORLDSPAN System shall provide the functionality to print the auditor’s, agent, and charge (when applicable) coupons and the passenger receipt for the WORLDSPAN User.

Electronic Ticket Data Base shall mean the program resident in Participating Carrier’s system that stores all data transmitted via Electronic Ticketing, the current status of each flight coupon (e.g., “open for use,” “used,” “void”), the history of each update that occurs to the status of each flight coupon of an Electronic Ticket, and other relevant information.

Electronic Ticketing shall mean. the method by which WORLDSPAN Users document the sale for transportation and/or related services without requiring the issuance of paper value documents to be exchanged for the use of the transpopation and/or related services.

Inquiry shall mean the message to Participating Carrier generated when a WORLDSPAN User requests Electronic Ticketing information.

Participating - Carrier  Specifications  Document shall mean WORLDSPAN’S technical/functional specifications for Electronic Ticketing.

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2.                                      RESPONSIBILITIES OF PARTICIPATING CARRIER

A.                                   Participating Carrier, at its sole cost and expense, shall send the indicator “E” in replies to Direct Sell Bookings to indicate those flights and/or other services eligible for Electronic Ticketing.

B.                                     Participating Carrier, at its sole cost and expense shall develop, maintain, be responsible for the storage of, and allow WORLDSPAN Users access to, the Electronic Ticket Data Base.

C.                                     Participating Carrier, at its sole cost and expense, shall send a positive acknowledgment and/or authorization message upon receipt of a WORLDSPAN User’s Electronic Ticket.

D.                                    Participating Carrier shall allow WORLDSPAN Users access to Electronic Ticket information and flight coupon status and history pursuant to the time restrictions indicated below:

1.                                       Electronic Ticket flight coupons with a flight coupon status of “open for use” shall be stored in Participating Carrier’s system and accessible to WORLDSPAN Users for a minimum of thirteen (13) months from date of issuance.

2.                                       Electronic Tickets with a flight coupon status that is no longer “open for use” (e.g., “used,” “void,” “exchanged,” “refunded,” “printed,” “flown,” “checked-in”) shall be accessible to WORLDSPAN Users for a minimum of seven (7) days after the Status has changed from “open for use.”

E.                                      Participating Carrier, at its sole cost and expense, shall make available to WORLDSPAN Users telephone technical support may be reasonably necessary (e.g., reset flight coupon Status in event of printer jam or communications time out).  Participating Carrier shall provide WORLDSPAN with the appropriate telephone number(s) of the technical support and hours of availability.  Participating Carrier shall list such information in Participating Carrier’s WORLDSPAN GRS, if Participating Carrier subscribes to the WORLDSPAN GRS; alternatively, Participating Carrier shall make such information available to WORLDSPAN Users in Participating Carrier’s system through Direct Access.

F.                                      Participating Carrier shall give WORLDSPAN at least ninety (90) days’ prior written notice of any changes to Participating Carrier’s system which may affect Electronic Ticketing.  Should changes to Participating Carrier’s system require changes to Electronic Ticketing, Participating Carrier shall promptly reimburse WORLDSPAN for the cost of such changes at WORLDSPAN’s then prevailing rates, terms and conditions.

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G.                                     If applicable, Participating Carrier shall permit installation of a direct and dedicated communications line between the WORLDSPAN System and Participating Carrier’s system for Electronic Ticketing and Direct Access to Participating Carrier’s Electronic Ticket Data Base, pursuant to paragraph 4.E.  In the event Participating Carrier elects to terminate the Addendum, the AccessPLUS Addendum, or the Agreement, Participating Carrier agrees to maintain the communications link, at its sole cost and expense, for the purpose of allowing WORLDSPAN Users to service those Electronic Tickets issued prior to termination of this Addendum.  Participating Carrier agrees to allow WORLDSPAN Users access to Participating Carrier’s Electronic Ticket Data Base for thirteen (13) months after termination, of this Addendum to view, print, void, refund or service in any way Electronic Tickets issued prior to termination of this Addendum.

H.                                    Participating Carrier shall complete the Participating Carrier Specifications Document and return it to WORLDSPAN within thirty (30) days of the effective date of this Addendum.

3.                                      RESPONSIBILITIES OF WORLDSPAN

A.                                   WORLDSPAN shall provide Participating Carrier with technical/functional specifications for Electronic Ticketing upon execution of this Addendum.

B.                                     WORLDSPAN shall maintain and operate Electronic Ticketing, and shall cooperate with Participating Carrier to resolve and problems in the maintenance of the applicable communications lines between the WORLDSPAN System and Participating Carrier’s system.

C.                                     WORLDSPAN will send the Electronic Ticket message to the Participating Carrier.  Said message will contain all the information required by the Air Transport Association’s Resolutions 20.60-Airline & 20.61-Agent, as amended from time to time.  WORLDSPAN will store Participating Carrier’s positive acknowledgment and/or authorization in the PNR.

D.                                    WORLDSPAN shall be responsible for assigning ticket numbers and utilizing the WORLDSPAN Users Airline Ticket and Boarding Pass (ATB) ticket range.

E.                                      WORLDSPAN shall provide WORLDPSAN Users with direct inquiry capability using Direct Access into Participating Carrier’s system to obtain real-time information from Participating Carrier’s Electronic Ticket Data Base.  WORLDSPAN shall verify WORLDSPAN User’s right to view an

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Electronic Ticket before the Electronic Ticket is displayed to the WORLDSPAN User.

F.                                      Electronic Tickets will be created in, and generated to Participating Carrier from, the WORLDSPAN System pursuant to industry standards and as further set forth herein.  Once the Electronic Ticket is sent to Participating Carrier, WORLDSPAN shall not store the Electronic Ticket in the WORLDSPAN System.  WORLDSPAN Users may access Participating Carrier’s system to view the flight coupons or Status of such flight coupons.

4.                                      JOINT TERMS AND CONDITIONS

A.                                   In the event that either Participating Carrier or WORLDSPAN experiences a system problem beyond its reasonable control, a scheduled system outage, or high transaction volume, the affected party shall take all reasonable steps to avoid inhibiting Electronic Ticketing during the period of time that such a system problem, scheduled outage or high transaction volume exists.  If Participating Carrier has a scheduled system outage, then Participating Carrier shall notify WORLDSPAN as much in advance as possible.  Participating Carrier shall use reasonable business efforts to reinstate Electronic Ticketing capabilities as quickly as possible.  If WORLDSPAN has a scheduled system outage with Electronic Ticketing, then WORLDSPAN shall notify Participating Carrier as much in advance as possible.  WORLDSPAN shall use reasonable business efforts to reinstate Electronic Ticketing capabilities as quickly as possible.

B.                                     Each party agrees to devote resources sufficient to complete, the programming necessary to implement Electronic Ticketing and will use reasonable business efforts to implement Electronic Ticketing pursuant to the implementation schedule found in Schedule A.  Except as otherwise expressly provided herein, each party shall be responsible for its costs incurred as a result of this Addendum.

C.                                     In the event that the WORLDSPAN System or Participating Carrier’s system reaches capacity limits, Participating Carrier and WORLDSPAN will implement agreed upon mechanisms and/or other proceeds reasonably necessary to stabilize such system.

D.                                    In the event there is a delay in any Participating Carrier response to any Inquiry resulting from problems in the data communications line between the WORLDSPAN System and Participating Carrier’s system, then WORLDSPAN and Participating Carrier will confer and implement mutually agreed upon modifications for the purpose of improving said

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communication line to ensure WORLDSPAN Users receive timely responses.

E.                                      Participating Carrier and WORLDSPAN shall share equally the charges for the direct and dedicated communications line between the WORLDSPAN System and Participating Carrier’s system for Electronic Marketing and Direct Access to Participating Carrier’s Electronic Ticket Data Base during the term of this Addendum.  Participating Carrier shall acquire thet appropriate hardware for use with Participating Carrier’s system to facilitate the operation of said communications line.  Such hardware shall be provided by WORLDSPAN to Participating Carrier at WORLDSPAN’s then prevailing rates, terms and conditions.  Selection and ordering of the hardware and the direct and dedicated communications line shall be as mutually agreed upon by the parties.  The mutual agreement may include the decision to use a comparable link via SITA in which case Participating Carrier shall be billed by SITA for outbound messages from Participating Carrier’s system and WORLDSPAN shall be billed by SITA for outbound messages from the WORLDSPAN System.

5.                                      FEES

WORLDSPAN reserves the right to assess and revise separate fees for the services provided in this Addendum.

6.                                      TERM

This Addendum shall become effective on the date set forth below, and shall continue in effect for a minimum of twelve (12) months.  Thereafter, it shall continue until terminated by either party on not less than thirty (30) days’ prior written notice.  The foregoing notwithstanding, WORLDSPAN may terminate this Addendum at any time with respect to the WORLDSPAN System if it elects to terminate the Electronic Ticketing option for all carrier in the WORLDSPAN System.  In no event shall this Addendum remain in bffect beyond the termination date of the Agreement.

7.                                      NO OTHER AMENDMENT

Except as provided herein, all terms and conditions of the Agreement shall remain in full force and effect.  This Addendum n shall supersede any prior Addendum - Supplemental Services - Electronic Ticketing.

IN WITNESS WHEREOF, the parties hereto have caused this Addendum to be executed by their duly authorized undersigned representatives as of 20th November, 1995.

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PARTICIPATING CARRIER	WORLDSPAN, L.P.

United Airines	/s/ Lawrence J. Cureuru
(Carrier Name)	(Signature)

/s/ Greg Taylor	Lawrence J. Cureuru
(Signature)	Director
Airline Products & Associate
Marketing
Greg Taylor
(Name)

VP Revenue Management
(Title)

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WORLDSPAN

ADDENDUM - SUPPLEMENTAL SERVICES
REVENUE ACCOUNTING DATA

THIS Addendum is by and between WORLDSPAN, L.P. (“WORLDSPAN”) and the Participating Carrier identified below.

WORLDSPAN and Participating Carrier have entered into a WORLDSPAN Participating Carrier Agreement (the “Agreement”).

WORLDSPAN makes certain Revenue Accounting Data (defined in Section 1 below) available for sale to or exchange with carriers participating in the WORLDSPAN System.

Participating Carrier receives equivalent data today in the normal course of busiess in the form of ticket coupons, but Participating Carrier desires to receive Revenue Accounting Data in an automated form from WORLDSPAN.

NOW, THEREFORE, in consideration of the mutual agreements hereinafter set forth the parties hereto agree as follows:

1.                                      DEFINITIONS

Except as otherwise indicated below, capitalized terms herein shall have the meaning set forth in the Agreement.  For purposes of this Addendum, the following terms, however, shall have the following meanings:

A.                                   IRS shall mean the internal reservation system of a carrior. but shall not Include a CRS.

B.                                     Revenue Accounting Data shall mean with respect to any particular air carrier the data in any particular IRS or CRS, produced by, resulting from, or related to (1) those automated ticketing transactions which name that carrier as the “ticketing carrier” (as defined in ATA Resolution 5.94, as it may be amended or superseded from time to time) and (2) those automated ticketing transactions which name that carrier in the routing, regardless of ticketing carrier and sale.

C.                                     Ticket Record shall mean the Revenue Accounting Data created by each automated ticketing transaction.

D.                                    Hosted Carrier shall mean any WORLDSPAN Carrier for which WORLDSPAN also provides computer hosting services.

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2.                                      PURCHASE AND EXCHANGE OF REVENUE ACCOUNTING DATA

Participating Carrier agrees, subject to the limitations set forth in this Addendum, to the option indicated below (Select only one):

A.                                                Participating Carrier agrees to purchase from WORLDSPAN the Revenue Accounting Data relating to Participating Carrier from the WORLDSPAN System.  Participating Carrier agrees to pay seven cents ($.07) for each Ticket Record transmitted to Participating Carrier by WORLDSPAN, but in no event shall the charges be less than two thousand dollars ($2,000.00) per month.  WORLDSPAN shall transmit the Revenue Accounting Data to Participating Carrier according to the specifications of this section and Section 3 below, and Participating Carrier shall be responsible for the cost of such transmission.

B.                                        by S.P.    Participating Carrier agrees to purchase from WORLDSPAN the Revenue Accounting Data relating to Participating Carrier from the WORLDSPAN System.  Participating Carrier agrees to pay seven cents ($.07) for each Ticket Record transmitted to Participating Carrier by WORLDSPAN, but in no event shall the charges be less than two thousand dollars ($2,000.00) per month.  In addition, Participating Carrier agrees to purchase from WORLDSPAN the Revenue Accounting Data relating to the IRS of each Hosted Carrier.  Participating Carrier agrees to pay one and one half cents ($.015) for each Ticket Record transmitted to Participating Carrier by WORLDSPAN, but in no event shall the charges be less than five hundred dollars ($500.00) per month.  WORLDSPAN shall transmit the Revenue Accounting Data to Participating Carrier according to the specifications of this section and Section 3 below, and Participating Carrier shall be responsible for the cost of such transmission.

C.                                                  Participating Carrier shall receive Revenue Accounting Data relating to Participating Carrier from the WORLDSPAN System and the IRS of each WORLDSPAN Carrier provided that Participating Carrier provides to each of the WORLDSPAN Carriers the Revenue Accounting Data relating to such WORLDSPAN Carrier from Participating Carrier’s IRS and any Affiliated CRS of Participating Carrier (if any).  In the event that the WORLDSPAN Carriers are already receiving Revenue Accounting Data relating to such WORLDSPAN Carriers from an Affiliated CRS due to a Revenue Accounting Data Agreement Addendum between WORLDSPAN and another participating carrier, Participating Carrier may still choose this option provided that (1) the WORLDSPAN Carriers continue to receive such Revenue Accounting Data from the Affiliated CRS at no cost during the term of this Addendum, and (2) Participating Carrier provides to the WORLDSPAN Carriers the Revenue

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Accounting Data relating to such WORLDSPAN Carriers from Participating Carrier’s IRS.  WORLDSPAN and Participating Carrier shall share equally the cost of transmitting the data to Participating Carrier.

In the event that Participating Carrier chooses option C, above, Participating Carrier shall transmit the applicable Revenue Accounting Data of each WORLDSPAN Carrier by direct electronic transmission, or other mutually agreed transmission, to such location or locations as WORLDSPAN may specify from time to time.

3.                                      TRANSMISSION OF REVENUE ACCOUNTING DATA

WORLDSPAN shall transmit to Participating Carrier the Revenue Accounting Data relating to Participating Carrier once daily via electronic transmission.  Delivery will be through the Airline Tariff Publishing Company (“ATPCO”) TCN Exchange Services.  [Prerequisite:  Participating Carrier has executed a current “Agreement for TCN Exchange Services” or its equivalent with ATPCO.]

4.                                      USE OF REVENUE ACCOUNTING DATA

Participating Carrier agrees that it shall only use the Revenue Accounting Data provided to it hereunder for revenue accounting, auditing and related uses, and that the Revenue Accounting Data provided hereunder shall not be used for the purose of promoting or marketing its services or otherwise as “marketing data,” as that term is referred to in Department of Transportation (“DOT”) regulation 255.10(a), 14 C.F.R. §255.10(a), as it may be amended from time to time.  Participating Carrier further agrees that its use of the Revenue Accounting Data shall comply with 14 C.F.R. §255.10(c), as it may be amended from time to time, and any statute, law, or regulation or code of any governmental unit outside the United States, to the extent applicable.  Participating Carrier agrees that it shall have no right, title, or interest in the Revenue Accounting Data provided hereunder, except to the extent of the permitted use herein.  Participating Carrier shall prevent the improper or unauthorized use of the Revenue Accounting Data.  Except as specified herein, Participating Carrier shall not transmit the Revenue Accounting Data to any third party without the prior written consent of WORLDSPAN.

5.                                      EXPENSES

Participating Carrier and WORLDSPAN shall bear their own expenses related to the performance of obligations under this Addendum.

6.                                      DISCLAIMER

WORLDSPAN AND PARTICIPATING CARRIER EXPRESSLY WAIVE ANY WARRANTIES, EXPRESS OR IMPLIED, WRITTEN OR ORAL, REGARDING THE REVENUE ACCOUNTING DATA AND ITS TRANSMISSION, INCLUDING ANY WARRANTIES OF MERCHANTABILITY OR FITNESS FOR ANY PURPOSE.

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EXCEPT AS EXPRESSLY STATED HEREIN, NEITHER PARTY MAKES ANY WARRANTY OR REPRESENTATION AS TO ANY OF THE FOREGOING MATTERS OR AS TO THE ACCURACY OF THE REVENUE ACCOUNTING DATA OR ITS TRANSMISSION.  NEITHER PARTY SHALL BE LIABLE TO THE OTHER FOR ANY INJURY, LOSS, CLAIM, OR DAMAGE IN PROCURING, COLLECTING, COMPILING, ABSTRACTING, INTERPRETING, OR DELIVERING THE REVENUE ACCOUNTING DATA EXCEPT TO THE EXTENT SUCH INJURY, LOSS, CLAIM OR DAMAGE IS CAUSED BY ITS GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.  IN NO EVENT, HOWEVER, SHALL EITHER PARTY BE LIABLE TO THE OTHER, FOR ANY LOSS OF REVENUE OR PROFIT OR ANY INCIDENTAL, SPECIAL, OR CONSEQUENTIAL DAMAGES.

7.                                      TERM AND TERMINATION

This Addendum will become effective on the date set forth below and shall continue in effect for a minimum of six (6) months, and thereafter until terminated by either party upon thirty (30) days’ prior written notice to the other party, or until termination of the Agreement.  In no event shall this Addendum remain in effect beyond the termination date of the Agreement.

8.                                      NO OTHER AMENDMENT

Except as otherwise provided herein, all terms and conditions of the Agreement shall remain in full force and effect.

9.                                      SEVERABILITY

If any provision of this Addendum is prohibited by law or held to be invalid, illegal, or unenforceable, the remaining provisions hereof shall not be affected, and this Addendum shall continue in full force and effect as if such prohibited, illegal or invalid provision had never constituted a part hereof, with this Addendum being enforced to the fullest extent possible.

IN WITNESS WHEREOF, the parties hereto have executed this Addendum by their undersigned duly authorized representatives as of May 15, 1999.

PARTICIPATING CARRIER	WORLDSPAN, L.P.

United Airines	/s/ Lawrence J. Cureuru
(Carrier Name)	(Signature)

/s/ Scott Praven	Lawrence J. Cureuru
(Signature)	Director

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- Airline and Served Affiliate
Scott Praven	Sales and Marketing
(Name)

VP Revenue Management
(Title)

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WORLDSPAN
AMENDMENT TO THE WORLDSPAN ADDENDUM SUPPLEMENTAL SERVICES

REVENUE ACCOUNTING DATA

THIS Amendment to the WORLDSPAN Addendum - Supplemental Services Revenue Accounting Data (“Amendment”) is made and effective the 15th day of May, 1999 by and between WORLDSPAN, L.P., a Delaware limited partnership, located at 300 Galleria Parkway, N.W., Atlanta, Georgia 30339 (“WORLDSPAN”) and Participating Carrier identified below.

WHEREAS, WORLDSPAN and Participating Carrier entered into that WORLDSPAN Addendum - Supplemental Services Revenue Accounting Data dated the 15th day of May, 1999 (the “Addendum”).

WHEREAS, WORLDSPAN and Participating Carrier now desire to amend the Addendum.

NOW, THEREFORE, it is agreed:

1.                                      Article 2 of the Addendum is hereby amended to add the following:

During the term of this Addendum, Participating Carrier may elect to change its designated option under this Section 2 by giving WORLDSPAN advance written notice of such requested change.  All changes will become effective on the first day of the month following the date notice was provided.

2.                                      Article 4 of the Addendum is hereby amended to add the following:

Notwithstanding the foregoing, Participating Carrier and WORLDSPAN acknowledge and agree that (a) the Revenue Accounting Data and the information therein are provided for the use of Participating Carrier and its code share affiliates only, (b) Participating Carrier may provide the Revenue Accounting Data and the information therein to a third party for the purpose of processing on behalf of Participating Carrier without first obtaining the prior written consent of WORLDSPAN, and (c) the use and disclosure restrictions in the Addendum do not apply to Revenue Accounting Data pertaining solely to Participating Carrier.

3.                                      Except to the extent the Addendum is amended herein, the Addendum remains in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized undersigned representatives as of the day and year first written above.

PARTICIPATING CARRIER		WORLDSPAN, L.P.

United Airines		By:	/s/ Lawrence J. Curcuru
(Carrier Name)		(Signature)

By:	/s/ Scott Praven	Lawrence J. Curcuru
(Signature)		Airline Sales & Marketing
Airline and Served Affiliate
Scott Praven		Sales and Marketing
(Name)

VP Revenue Management
(Title)

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WORLDSPAN

ADDENDUM - SUPPLEMENTAL SERVICES
GO! SOLO

THIS Addendum is by and between WORLDSPAN, L.P. (“WORLDSPAN”) and the Participating Carrier identified below.

WORLDSPAN and Participating Carrier have entered into a WORLDSPAN Participating Carrier Agreement (the “Agreement”).

WORLDSPAN has developed GO! SOLO as a dial-in product offered to Participating Carrier for use by Participating Carrier to access the WORLDSPAN System by way of a personal computer with a modem and telephone line.

Participating Carrier desires to use GO! SOLO as specified below.

NOW, THEREFORE, in consideration of the mutual agreements hereinafter set forth, the parties hereto agree as follows:

1.                                       DEFINITIONS

GO! SOLO shall be defined as a product developed for the single user-owned PC location requiring dial-in access to the WORLDSPAN System via an Internet Service Provider (“ISP”).  After the Internet connection is completed, the user will connect to the established Universal Resource Locator (“URL”) which in turn will connect to the WORLDSPAN Web browser within the GO! SOLO Web server.  A terminal emulator is combined within the browser.

2.                                       GO! SOLO FUNCTIONALITY

Participating Carrier will utilize the GO! SOLO product as a means to access the WORLDSPAN System in order to maintain Global Reference System (GRS) pages, maintain and update airline schedules, reviewing Passenger Name Records where air space has been booked on Participating Carrier and review Participating Carrier airline fares as booked through the WORLDSPAN System.

3.                                       TRANSMISSION EFFECTIVE DATE

Indicate when Participating Carrier will be ready to accept GO! SOLO:

☒	Participating Carrier is able to accept GO! SOLO effective (date): Immediately
☐	Participating Carrier will send a teletype message to HDQAS1P advising WORLDSPAN of the date Participating Carrier is able to

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accept GO! SOLO.

4.                                      RESPONSIBILITIES OF PARTICIPATING CARRIER

A.                                   Participating Carrier shall be responsible for acquiring equipment with the following minimum requirements for optimal use of the GO! SOLO product:

•                                          Pentium 166 MHz processor or higher

•                                          17” monitor

•                                          800x600 screen resolution

•                                          16mbRAM

•                                          2mbVideoRkM

•                                          28.8K modem minimum / 56K recommended

•                                          10mb - 20mb recommended free disk space

B.                                     Participating Carrier shall be responsible for using equipment that has a Windows 95/98/NT operating system and operates ONLY with the Microsoft Internet Explorer 4.0 (or higher) browser.

C.                                     Participating Carrier shall be responsible for proper use of Internet functions and WORLDSPAN functionality.

5.                                      RESPONSIBILITIES OF WORLDSPAN

A.                                   WORLDSPAN will create within seven (7) business days a unique User ID and Password for Participating Carrier and establish a user identification number and password for Participating Carrier.

B.                                     WORLDSPAN shall provide assistance to Participating Carrier for use of the GO! SOLO product however WORLDSPAN shall not provide technical assistance for Internet related functionality or equipment.

C.                                     WORLDSPAN reserves the right to modify or change the GO! SOLO product at any time including but not limited to the right to modify or change GO! SOLO based upon industry standards or trends.

D.                                    WORLDSPAN shall provide Participating Carrier with a unique URL to access GO! SOLO via the Participating Carrier’s designated ISP which is maintained by Participating Carrier.

6.                                      USE OF THE INTERNET

A.                                   Participating Carrier acknowledges that the views and comments expressed by Participating Carrier in electronic communications sent via

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WORLDSPAN and the Internet do not reflect any review, approval or endorsement by WORLDSPAN.

B.                                     Participating Carrier shall be responsible for viruses downloaded from the Internet or e-mail attachments and accepts all responsibility and expenses related to reloading WORLDSPAN software.

C.                                     WORLDSPAN reserves the right to access Participating Carrier’s mailbox or other features to resolve problems, system errors or service-related problems.

D.                                    Participating Carrier may not subvert, compromise, or otherwise interfere with the operations or security of any communications network, the WORLDSPAN computing facility, or any other computing facility.  Participating Carrier may not attempt or assist others to perform or attempt any of the foregoing actions.  Participating Carrier agrees to cooperate with WORLDSPAIN in investigating and prosecuting any security breaches that affect or threaten WORLDSPAN security.

E.                                      Participating Carrier shall implement, maintain, and adapt appropriate security measures in accordance with technological development and changing security needs.  Appropriate security measures may include (without limitation) establishing a computer network security policy, preventing unauthorized access to computer systems, implementing administrative security controls, installing firewalls, protecting computer resources from insider abuse, providing a single point of contact for responses to security incidents, and monitoring the effectiveness of computer network security.

F.                                      Participating Carrier acknowledges that WORLDSPAN does not provide for e-mail encryption (public and private keys) or virus detection, and is not responsible for risks inherent in transmitting information via e-mail.  Failure of Participating Carrier to utilize encryption for sensitive http traffic or virus detection software may result in undetected infection of e-mail or the circumvention of security compliance.  Participating Carrier shall be responsible for utilizing appropriate administration procedures to ensure that IDs of terminated employees are removed from the system and only authorized users are given e-mail addresses.

7.                                      FEES

Participating Carrier agrees to pay WORLDSPAN a monthly fee of USD$100.00 per access for GO! SOLO.

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8.                                      TERM

This Addendum shall become effective on the date set forth below.  Thereafter it shall continue until terminated by either party upon not less than thirty (30) days’ prior written notice to the other.  Notwithstanding the foregoing, in no event shall this Addendum remain in effect beyond the termination date of the Agreement.

9.                                      NO OTHER AMENDMENT

Except as provided herein, all terms and conditions of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Addendum to be executed by their duly authorized undersigned representatives as of July 26, 2000.

PARTICIPATING CARRIER		WORLDSPAN, L.P.

United Airines		By:	/s/ Lawrence J. Curcuru
(Carrier Name)		(Signature)

By:	/s/ Henry W. Lilly	Lawrence J. Curcuru
(Signature)		Manager
Airline and Served Affiliate
Henry W. Lilly		Sales and Marketing
(Name)

Director Revenue Mgmt Support Svcs.
(Title)

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SUPPLEMENTAL INFORMATION

Airline Name: United Airlines

Contact Name: George Tyms

User’s Name: UA0GTYMS UA0SCASEY UA0TLEE
(please include names of all user’s... Example: AS0BSMITH. . .AS0 = SID)

User’s Fax number: 847-700-6923 (TYMS) 303-779-2278 (CASEY/LEE)

User’s E-mail address: George.Tyms@ual.com Sybil.Casey@ual.com Teresa.Lee@ual.com

User’s Telephone number: 847-700-5667 (TYMS) 303-779-2228 (Casey) 303-779-2316 (Lee)

User’s Mailing Address: WHQIM P.O. Box 66100, Chicago, IL 60666

User’s Teletype address (TTY): HDQIMUA (TYMS)

Type of hardware: HP
(include brand and speed of modem)

Internet Service Provider: ISDN LINE

Number of Accesses required: 3

*** REMEMBER ONLY MICROSOFT INTERNET EXPLORER 4.0 OR
HIGHER MAY BE UTILIZED AS THE BROWSER ***

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WORLDSPAN
ADDENDUM-SUPPLEMENTAL SERVICES
SecuRatesm AIR for Airlines

Main Customer Number:

THIS Addendum is by and between Worldspan, L. P. (“Worldspan”) and the Participating Carrier identified below.

Worldspan and Participating Carrier have entered into a Participating Carrier Agreement (the “Agreement”).

Worldspan has developed a procedure called “SecuRate AIR for Airlines” that allows participating carriers to manually load fares in the Worldspan System and to designate Worldspan Users that shall have access to such fares.

Participating Carrier wishes to participate in SecuRate AIR for Airlines.

NOW, THEREFORE, it is agreed:

1.                                       DEFINITIONS

Except as otherwise indicated below, capitalized terms herein shall have the meanings set forth in the Agreement.  For purposes of this Addendum, the following term, however, shall have the following meaning:

LNIATA shall mean the Worldspan terminal address for a device accessing the Worldspan System.  The LNIATA is found by making the following entry on the device: KGB The LNIATA for the device appears in the “ADDR” field in the resulting display.

2.                                       RESPONSIBILITIES OF PARTICIPATING CARRIER

A.                                   In order to participate in SecuRate AIR for Airlines, Participating Carrier must have access to the Worldspan System through Worldspan Equipment or as otherwise permitted by Worldspan including but not limited to Special Access.  Equipment and communications costs are at the sole expense of Participating Carrier as governed by the applicable Worldspan agreements or addenda.

B.                                     Participating Carrier shall load contracted or negotiated fares into the Worldspan System. Fares to be loaded are at Participating Carrier’s discretion.  Participating Carrier shall be responsible for maintaining the accuracy of all data in SecuRate AIR for Airlines.

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C.                                     Participating Carrier shall negotiate fares directly with the Worldspan User and advise the Worldspan User or applicable security codes required to access the fares.  Participating Carrier shall be solely responsible for designating those Worldspan Users who are permitted to access fares loaded by Participating Carrier in SecuRate AIR for Airlines.

D.                                    The LNIATAs that shall be used to maintain the data in SecuRate AIR for Airlines are designated by Participating Carrier as follows:

1A B6191A	14 B61914	20 B61920	26 B61926
1B B6191B	15 B61915	21 B61921
1E B6191E	16 B61916	22 B61922
1F B6191F	17 B61917	23 B61923
12 B61910	18 B61918	24 B61924
13 B61913	19 B61919	25 B61925

E.                                      Participating Carrier consents to the use of SecuRate AIR for Airlines by Worldspan Users as set forth in this Addendum.

3.                                      RESPONSIBILITIES OF Worldspan

A.                                   Worldspan shall make SecuRate AIR for Airlines available to the LNIATAs designated by Participating Carrier.

B.                                     Worldspan shall provide Participating Carrier with a SecuRate AIR for Airlines manual at no charge to Participating Carrier.

4.                                      FEES

Worldspan reserves the right to assess separate fees for the services provided in this Addendum.

5.                                      TERM

This Addendum shall become effective on the date signed and shall be coterminous with the Agreement but may, in any event, be terminated by either party at any time, without terminating the Agreement, upon not less than thirty (30) days prior written notice to the other.

6.                                      GENERAL PROVISIONS

A.                                   Worldspan reserves the right to restrict Participating Carrier’s access to SecuRate AIR

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B.                                     Worldspan reserves the right to limit, modify, suspend, or discontinue any SecuRate AIR for Airlines service at any time at Worldspan’s sole discretion.

C.                                     Worldspan shall not be held liable for fare discrepancies resulting from Participating Carrier’s use of SecuRate Air for Airlines.  Fare discrepancies are to be resolved between Participating Carrier and the Worldspan User.

IN WITNESS WHEREOF, the parties hereto have caused this Addendum to be executed by their duly authorized undersigned representatives as of                              20   .

PARTICIPATING CARRIER	WORLDSPAN, L.P.

United Airlines	/s/ Scott Anderson
(Carrier Name)	(Signature)

/s/ Henry W. Lilly	Scott Anderson
(Signature)	Manager -The Americas
Airline Sales and Marketing
Henry W. Lilly
(Name)

Director - Revenue Management Support
(Title)

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AMENDMENT TO THE WORLDSPAN SUPPLEMENTAL SERVICES ADDENDUM
SecuRate AIR for Airlines

THIS Amendment to the Worldspan Supplemental Services Addendum dated the 30th of July, 2001 (“Amendment”), is by and between Worldspan, L.P., located at 300 Galleria Parkway, N.W., Atlanta, Georgia 30339 (“Worldspan”) and
Customer Legal Name: United Airlines, Inc.                    SID:  _______________________________
dba: United Airlines                                                                                                             ARC: _______________________________
Address: P.O. Box 66100
City: Elk Grove      State: IL                Zip: 60007
(hereinafter referred to as “Customer”).

WHEREAS, Worldspan and Customer entered into the Worldspan Supplemental Services Addendum - Ticket to Confirm, dated the           of             , 2001 the “Addendum”).

WHEREAS, Worldspan and Customer now desire to amend the Addendum.

NOW, THEREFORE, it is agreed:

1.                                       Paragraph 4. is hereby superceded with the following:

Worldspan reserves the right to assess separate fees for the services provided in this Addendum not less than thirty (30) days prior written notice to Participating Carrier.

2.                                       Paragraph 6.A. is hereby superceded with the following:

Worldspan reserves the right to restrict Participating Carrier’s access to SecuRate AIR for Airlines for technical servicing.

3.                                       Except to the extent the Addendum is amended herein, the Addendum remains in full force and effect.  To the extent the terms of this Amendment are inconsistent with the terms of the Addendum, for purposes of this Amendment the terms of this Amendment shall apply.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized undersigned representative as of the day and year first above written.

CUSTOMER:	WORLDSPAN, L.P.:

United Airlines	By:	/s/ Scott D Anderson
(Customer Legal Name)	(Signature)

United Airlines
(dba)

By:	/s/ Kathleen Bennett	By:	/s/ Scott D Anderson
(Signature)		(Signature)

Kathleen Bennett		Scott D Anderson
(Print Name)		(Print Name)

Manager - CRS Management		Manager
(Title)		(Title)

8/24/01		9/20/01
(Date)		(Date)

WORLDSPAN
ADDENDUM-SUPPLEMENTAL SERVICES
SecuRatesm AIR for Airlines

Main Customer Number:

THIS Addendum is by and between Worldspan, L. P. (“Worldspan”) and the Participating Carrier identified below.

Worldspan and Participating Carrier have entered into a Participating Carrier Agreement (the “Agreement”).

Worldspan has developed a procedure called “SecuRate AIR for Airlines” that allows participating carriers to manually load fares in the Worldspan System and to designate Worldspan Users that shall have access to such fares.

Participating Carrier wishes to participate in SecuRate AIR for Airlines.

NOW, THEREFORE, it is agreed:

1.                                       DEFINITIONS

Except as otherwise indicated below, capitalized terms herein shall have the meanings set forth in the Agreement.  For purposes of this Addendum, the following term, however, shall have the following meaning:

LNIATA shall mean the Worldspan terminal address for a device accessing the Worldspan System.  The LNIATA is found by making the following entry on the device: KGB The LNIATA for the device appears in the “ADDR” field in the resulting display.

2.                                       RESPONSIBILITIES OF PARTICIPATING CARRIER

A.                                   In order to participate in SecuRate AIR for Airlines, Participating Carrier must have access to the Worldspan System through Worldspan Equipment or as otherwise permitted by Worldspan including but not limited to Special Access. Equipment and communications costs are at the sole expense of Participating Carrier as governed by the applicable Worldspan agreements or addenda.

B.                                     Participating Carrier shall load contracted or negotiated fares into the Worldspan System. Fares to be loaded are at Participating Carrier’s discretion. Participating Carrier shall be responsible for maintaining the accuracy of all data in SecuRate AIR for Airlines.

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C.                                     Participating Carrier shall negotiate fares directly with the Worldspan User and advise the Worldspan User of applicable security codes required to access the fares.  Participating Carrier shall be solely responsible for designating those Worldspan Users who are permitted to access fares loaded by Participating Carrier in SecuRate AIR for Airlines.

D.                                    The LNIATAs that shall be used to maintain the data in SecuRate AIR for Airlines are designated by Participating Carrier as follows:

1A B6191A	14 B61914	20 B61920	26 B61926
1B B6191B	15 B61915	21 B61921
1E B6191E	16 B61916	22 B61922
1F B6191F	17 B61917	23 B61923
12 B61910	18 B61918	24 B61924
13 B61913	19 B61919	25 B61925

E.                                      Participating Carrier consents to the use of SecuRate AIR for Airlines by Worldspan Users as set forth in this Addendum.

3.                                      RESPONSIBILITIES OF Worldspan

A.                                   Worldspan shall make SecuRate AIR for Airlines available to the LNIATAs designated by Participating Carrier.

B.                                     Worldspan shall provide Participating Carrier with a SecuRate AIR for Airlines manual at no charge to Participating Carrier.

4.                                      FEES

Worldspan reserves the right to assess separate fees for the services provided in this Addendum.

5.                                      TERM

This Addendum shall become effective on the date signed and shall be coterminous with the Agreement but may, in any event, be terminated by either party at any time, without terminating the Agreement, upon not less than thirty (30) days prior written notice to the other.

6.                                      GENERAL PROVISIONS

A.                                   Worldspan reserves the right to restrict Participating Carrier’s access to SecuRate AIR for Airlines for any reason.

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B.                                     Worldspan reserves the right to limit, modify, suspend, or discontinue any SecuRate AIR for Airlines service at any time at Worldspan’s sole discretion.

C.                                     Worldspan shall not be held liable for fare discrepancies resulting from Participating Carrier’s use of SecuRate Air for Airlines.  Fare discrepancies are to be resolved between Participating Carrier and the Worldspan User.

IN WITNESS WHEREOF, the parties hereto have caused this Addendum to be executed by their duly authorized undersigned representatives as of                                    , 20   .

PARTICIPATING CARRIER	WORLDSPAN, L.P.

United Airlines	/s/ Scott Anderson
(Carrier Name)	(Signature)

/s/ Henry W. Lilly	Scott Anderson
(Signature)	Manager -The Americas
Airline Sales and Marketing
Henry W. Lilly
(Name)

Director - Revenue Management Support
(Title)

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ADDENDUM - SUPPLEMENTAL SERVICES
MARKITING INFORMATION DATA TAPES (MIDT)

THIS Addendum is by and between WORLDSPAN, L.P. (“WORLDSPAN”) and the Participating Carrier identified below.

WORLDSPAN and Participating Carrier have entered into a WORLDSPAN Participating Carrier Agreement (the “Agreement”).

WORLDSPAN generates certain Marketing Information Data Tapes (“MIDT”) from the WORLDSPAN System on a monthly basis. MIDT include information on airline flights booked by WORLDSPAN Users.

Participating Carrier desires to receive one or more WORLDSPAN MIDT as specified below.

NOW, THEREFORE, in consideration of the mutual agreements hereinafter set forth, the parties hereto agree as follows:

1.                                      MIDT Available. Following are the MIDT currently available from WORLDSPAN.  Participating Carrier designates, with initials next to the appropriate selection, the MIDT it desires, and WORLDSPAN agrees to supply same according to this Addendum.

a.                                       MIDT Available from PARS.

☒	PARS U. S. Domestic (U.S.D.) Tape: This tape contains booking data generated by all WORLDSPAN Users using PARS. It includes information on U. S. domestic flights.

☒

PARS Rest of World (R.O.W.) Tape: This tape contains booking data generated by all WORLDSPAN Users using PARS.  It includes information on non U.S. Domestic flights.  Those are flights that include an origin or destination (or both) outside the United States or its territories.

☐

PARS Gateway Tape: This MIDT contains booking data generated by all WORLDSPAN Users using PARS, excluding booking data regarding flights that occur entirely in the United States.  In addition, international flights involving a United States city are limited to flights between the United States and European gateway countries only.  This tape may be purchased by all U.S. certificated carriers and carriers certificated by one of the gateway countries.  (A carrier certificated by one of the gateway countries may receive only gateway data between the U.S. and its home country.)

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☐	PARS International Tape: This MIDT contains booking data generated by all non-U.S. and non-Canadian WORLDSPAN Users using PARS. This tape may be purchased by all participating carriers.

b.                                      MIDT Available from DATAS II.

☒	DATAS II U. S. Domestic (U.S.D.) Tape: This tape contains booking data generated by all WORLDSPAN Users using DATAS II. It includes information on U. S. domestic flights.

☒

DATAS II Rest of World (R.O.W.) Tape: This tape contains booking data generated by all WORLDSPAN Users using DATAS II. It includes information on non U.S. Domestic flights. Those are flights that include an origin or destination (or both) outside the United States or its territories.

2.                                      Delivery by WORLDSPAN.

a.                                       WORLDSPAN shall begin supplying the selected MIDT to Participating Carrier within 90 days of receipt of this Addendum executed on behalf of Participating Carrier.

b.                                      WORLDSPAN agrees to provide Participating Carrier with fixed format record layout with all data elements, element descriptions, field links, displacements and tape specifications with delivery of selected MIDT. WORLDSPAN reserves the right to modify any or all components or the format of any of the MIDT from time to time.

c.                                       Subject to applicable CRS Rules, WORLDSPAN reserves the right to modify or discontinue any or all MIDT at its discretion, and Participating Carrier acknowledges that any WORLDSPAN MIDT will contain only such marketing, booking and sales data as WORLDSPAN may elect to generate from any WORLDSPAN System from time to time.

3.                                      Treatment of MIDT and Data.

a.                                       Participating Carrier agrees that the MIDT and the information therein are provided for the use of Participating Carrier only and the MIDT and the information therein may not be published, duplicated, reproduced, copied, disclosed or distributed in any manner, in whole or in part, except to a travel agent

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with respect to the information derived from the Bookings created by that WORLDSPAN User and only with respect to that information.

b.                                      Upon prior written consent of WORLDSPAN, Participating Carrier may retain a third party to process the data provided pursuant to this Addendum for the benefit of Participating Carrier, provided such third party is bound to WORLDSPAN by appropriate obligations of confidentiality according to the form of agreement attached hereto as Exhibit A.

4.                                      Fees. The charges for each MIDT shall be as follows:

a.                                       PARS U.S.D. Tape - Eight Thousand Dollars ($8,000.00) per month.

b.                                      PARS R.O.W. Tape - Five Thousand Dollars ($5,000.00) per month.

c.                                       PARS Gateway Tape - One Dollar ($1.00) per WORLDSPAN User using PARS per month and a one time implementation fee of Two Thousand Five Hundred Dollars ($2,500.00).

d.                                      PARS International Tape - One Dollar ($1.00) per WORLDSPAN User using PARS per month and a one time implementation fee of Two Thousand Five Hundred Dollars ($2,500.00).

e.                                       DATAS II U.S.D. Tape - Seven Thousand Five Hundred Dollars ($7,500.00) per month.

f.                                         DATAS II R.O.W. Tape - Two Thousand Five Hundred Dollars ($2,500.00) per month.

5.                                      Term.  This Addendum shall become effective on the date signed and shall continue in effect for a minimum of twelve (12) months.  Thereafter, it shall continue until cancelled by either party on not less than 30 days’ prior written notice, in no event shall this Addendum remain in effect beyond the termination date of the Agreement.

6.                                      Eligibility.  M.LD.T. from PARS and DATAS II are made available to non-U.S. participating carriers only if the carrier makes reciprocal information available from its Affiliated CRS to WORLDSPAN Carriers and as otherwise provided in any applicable CRS Rules.  In the event of any change in any CRS Rules which would prohibit the delivery of any MIDT, or in the event that delivery of any MIDT by WORLDSPAN is prohibited by any CRS Rules, Participating Carrier acknowledges that nothing herein shall be construed to require WORLDSPAN to request any change in such CRS Rules or apply for an amendment to such CRS Rules to permit the delivery of any MIDT.

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7.                                      New System.  In the event that WORLDSPAN introduces a system other than PARS or DATAS II, then WORLDSPAN shall make available MIDT from that new system similar to the MIDT available from PARS.

8.                                      No Other Amendment.  Except as provided herein, all terms and conditions of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized undersigned representatives as of August 1, 1993.

UNITED AIRLINES		WORLDSPAN, L. P.

By:	/s/ John C. Pope	By:	/s/ Richard A. Lee
John C. Pope			Richard A. Lee
Title: President & Chief			Director - Airline and
Operating Officer			Associate Sales

4

WORLDSPAN
ADDENDUM - SUPPLEMENTAL SERVICES

CLAIM PNR/PUSH PNR

THIS Addendum is by and between WORIDSPAN, L.P. (“WORLDSPAN”) and the Participating Carrier identified below.

WORLDSPAN and Participating Carrier have entered into a Participating Carrier Agreement (the “Agreement”).

WORLDSPAN has developed a service called Claim PNR which allows WORLDSPAN Users to retrieve a PNR created in Participating Carrier’s system, copy the PNR to the WORLDSPAN System, and (transfer control from Participating Carrier’s system to the WORLDSPAN System.

Participating Carrier wishes to permit such retrieval and transfer of control of PNRs by WORLDSPAN Users.

WORLDSPAN also has developed a service called Push PNR which allows Participating Carriers to retrieve a PNR created in the Participating Carrier’s system, transmit a copy of the PNR via teletype to WORLDSPAN, and transfer control from Participating Carrier’s system to WORLDSPAN.

NOW, THEREFORE, in consideration of the mutual agreements hereinafter, set forth, the parties hereto agree as follows:

1.                                      DEFINITIONS

Claim PNR shall mean a procedure which allows WORLDSPAN Users to retrieve a PNR created in Participating Carrier’s system, copy the PNR to the WORLDSPAN System, and transfer control from Participating Carrier’s system to the WORLDSPAN System (as long as Participating Carrier participates at the Direct Access level).

Push PNR shall mean a procedure which allows Participating Carriers to retrieve a PNR created in the Participating Carrier’s system, transmit a copy of the PNR via teletype to WORLDSPAN, and transfer cornrol from Participating Carrier’s system to WORLDSPAN.

2.                                      SERVICE SELECTION

☒	Participating Carrier elects to participate in WORLDSPAN Claim PNR only.

☐	Participaxing Carrier elects to participate in WORLDSPAN Claim PNR and Push PNR.

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3.                                      RESPONSIBILITIES OF PARTICIPATING CARRIER

A.                                   Participating Carrier is solely responsible for the access to and transfer of PNRs resident in Participating Carrier’s system.  For Claim PNR, Participating Carrier will notify WORLDSPAN in writing of the method by which WORLDSPAN Users will be permitted to access PNRs resident in Participating Carrier’s system by (i) Record Locator assigned to the PNR by Participating Carrier’s sysmte; and/or (ii) flight number, date and passenger name.

In the case of option (ii), where there exists more than one PNR within Participating Carrier’s system that matches the information received from the WORLDSPAN System, Participating Carrier will send the WORLDSPAN System a name list in order that the WORLDSPAN User may select the individual PNR that is the subject of the Claim PNR service.

B.                                     Participating Carrier is solely responsible for detetmining which PNRs will be subject to the Claim and Push PNR service, and making any changes to Participating Carrier’s system which are necessary to implement such determination.

C.                                     If Participating Carrier has permitted a WORLDSPAN User to access a PNR for the purpose of Claim PNR, upon receipt of the message from the WORLDSPAN System, Participating Carrier will transmit the appropriate data in the PNR to the WORLDSPAN System.

D.                                    If a PNR stored in Participating Carrier’s system has been subject to Claim or Push PNR, Participating Carrier will relinquish control of the PNR to the WORLDSPAN System and will forward to the WORLDSPAN System any messages relating to such PNR which are received by Participating Carrier’s system.

E.                                      Participating Carrier is responsible for transmitting the PNR creation date to WORLDSPAN for use in pricing and/or ticketing of itineraries. If no PNR creation date is transmitted by Participating Carrier, then WORLDSPAN will use the date the PNR is claimed by the WORLDSPAN System as the PNR creation date.

F.                                      Participating Carrier consents to the use of Claim PNL and Push PNR if applicable, by WORLDSPAN Users as set forth in this Addendum.

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G.                                     Participating Carrier agrees to give WORLDSPAN at least ninety (90) days prior written notice of any changes to Participating Carder’s system which may affect Push or Claim PNR. Should changes to Participating Carrier’s programs require changes to Push or Claim PNR, Participating Carrier agrees to reimburse WORLDSPAN for the cost of such changes at WORLDSPAN’s then prevailing rates.

4.                                      RESPONSIBILITIES OF WORLDSPAN

A.                                   For Claim PNR, WORLDSPAN will provide to Participating Carrier, at Participating Carrier’s option: (i) information to facilitate the identification of the WORLDSPAN User seeking to engage in Claim PNR; and (ii) information to facilitate the Identification of the PNR resident in Participating Carrier’s system which is the subject of the Claim PNR request.

B.                                     WORLDSPAN will provide to Participating Carrier documentation regarding the message, formats and mandatory and optional data items which are to be used for Claim PNR, and Push PNR, if applicable.

C.                                     After each successful Claim or Push PNR, the WORLDSPAN System:will transmit a NRL (“New Record Locator”) message to Participating Carrier’s system and to the system of any other Participating Carrier whose segments form part of the PNR.

D.                                    If the PNR requested by a WORLDSPAN User contains segments booked on airlines that are not WORLDSPAN Participating Carriers, WORLDSPAN will, as part of the Claim PNR process, alter the status of segmànts involving such airlines to the appropriate status in the WORLDSPAN System, such that no messages will be sent to such airlines.

E.                                      WORLDSPAN reserves the right to limit, modify, suspend, or discontinue any Claim or Push PNR services at any time at WORLDSPAN’s sole discretion.

F.                                      WORLDSPAN reserves the right, in its sole discretion to refuse to allow a PNR to be claimed pursuant to Claim PNR, or to accept a PNR that has :been pushed pursuant to Push PNR.

G.                                     WORLDSPAN reserves the right to assess separate fees for the services provided in this Addendum based on Participating Carrier’s level of participation in the WORLDSPAN System upon not less than thirty (30) days prior written notice to Participating Carrier.

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5.                                      TERM

This Addendum shall become effective on the dates forth below and shall be coterminous with the Agreement but may, in any event, be terminated by either party, at any time, without terminating the Agreement, upon not less than thirty (30). days prior written notice to the other.

6.                                      NO OTHER AMENDMENT

Except as provided herein, all terms and conditions of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Addendum to be executed by their duly authorized undersigned representatives as of                         , 19    .

PARTICIPATING CARRIER	WORLDSPAN, L.P.

United Airlines
(Carrier Name)

/s/ Greg Taylor	/s/ Lawrence J. Curcuru
(Signature)	(Signature)

Greg Taylor	Lawrence J. Curcuru
(Name)	Director
VP Revenue Management	Airline Products & Associate Marketing
(Title)

4

WORLDSPAN

ADDENDUM-SUPPLEMENTAL SERVICES
PASSIVE SEGMENT NOTIFICATION

THIS Addendum is by and between Worldspan, L. P. (“Worldspan”) and the Participating Carrier identified below.

Worldspan and Participating Carrier have entered into a Worldspan Participating Carrier Agreement (the “Agreement”).

Worldspan has developed a procedure for notifying participating carriers when a Worldspan User creates a Passive Segment.

Worldspan desires to provide and Participating Carrier desires to receive Passive Segment Notification.

NOW, THEREFORE, in consideration of the mutual agreements hereinafter set forth, the parties hereto agrees follows:

1.             DEFINITIONS

Passive Segment shall mean a Booking created in the Worldspan System using the “passive” or “holding” status codes HK, HL, MK, ML (and other status codes determined by Worldspan from time to time).

Passive Segment Notification shall mean a teletype message sent from the Worldspan System to Participating Carrier’s system using the status codes PK or PL indicating a Passive Segment has been entered in the Worldspan System. Passive Segment Notification shall also mean a teletype message sent from the Worldspan System to Participating Carrier’s system using the status code PX indicating the cancellation of a Passive Segment containing the status codes MK or ML.

WORLDGroup shall mean the program in the Worldspan System that allows Worldspan Users to request and/or manage blocked space by using a WORLDGroup Passive Inventory Record.

WORLDGroup Passive Inventory Record shall mean the record created in the Worldspan System that stores inventory of blocked space booked directly with Participating Carrier. WORLDGroup Passive Inventory Records can only be created for space blocked on those carriers who do not participate in WORLDGroup.

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WORLDGroup Passive Segment shall mean a Passive Segment created to reflect usage of space stored in a WORLDGroup Passive Inventory Record for a specific passenger(s).

WORLDGroup PNR as used in this Addendum shall mean a PNR containing at least one Booking sold from the inventory stored in a WORLDGroup Passive Inventory Record.

2.             PASSIVE SEGMENT NOTIFICATION OPTIONS

A                                      Passive Segment Notification Status Codes
Participating Carrier agrees to accept Passive Segment Notification using the following status codes: (initial only one.)

☒	1.	PK and PL only.

☐	2.	PK, PL and PX.

B.                                     WORLDGroup Passive Segments
Participating Carrier agrees to accept Passive Segment Notification for the following Passive Segments: (initial only one.)

☒	1.	All Passive Segments excluding WORLDGroup Passive Segments.

☐	2.

All Passive Segments, including WORLDGroup Passive Segments. Participating Carrier has the option for Worldspan to include an SSR item in the Passive Segment Notification to identify WORLDGroup Passive Segments. (Initial only one.)

		☐	a.

Participating Carrier, in accordance with Paragraph 3.C., desires WORLDSPAN to include an SSR item in the Passive Segment Notification generated from a WORLDGroup PNR that includes a designator identifying the corresponding group space in Participating Carrier’s system.

		☒	b.

Participating Carrier, in accordance with Paragraph 3.D., does not desire WORLDSPAN to include an SSR item in the Passive Segment Notification generated from a WORLDGroup PNR. Participating Carrier acknowledges that without the SSE. item, Participating Carrier will not be able to differentiate between Passive Segment Notification from WORLDGroup PNRs and those received from other PNRs.

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3.             RESPONSIBILITIES OF PARTICIPAT1NG CARRIER

A.                                   Participating Carrier, at its sole cost and expense, agrees to receive a Passive Segment Notification message from the WORLDSPAN System containing PK and PL status codes and, if applicable, the PX status code.

B.                                     Participating Carrier may, at its sole discretion, and subject to the conditions set forth in Paragraph 3.C. if applicable, match the Passive Segments in the Passive Segment Notification with PNRs resident in Participating Carrier’s system. If there is no match, Participating Carrier may so advise the WORLDSPAN User by replying with an NO action code, provided that such reply is not sent more than twelve (12) hours following receipt by Participating Carrier.

C.                                     If Participating Carrier has elected to receive Passive Segment Notification for all Passive Segments, including WORLDGroup Passive Segments (Paragraph 2.B.2), and if Participating Carrier has elected to receive the SSR item (Paragraph 2.B.2.a), then Participating Carrier agrees to attempt to match the information in the SSR item to PNR in Participating Carrier’s system or any other location that maintains records of blocked space. Participating Carrier shall provide the Worldspan User with the PNR record locator, or other indicator consisting of three (3) to nine (9) alphas and/or numerics, to identify the PNR stored in Participating Carrier’s system for those reservations involving blocked space. Only in those instances in which Participating Carrier is unable to successfully match the Passive Segment Notification with a PNR in Participating Carrier’s system will Participating Carrier have an option to return an NO action code.

D.                                    If Participating Carrier has elected to receive Passive Segment Notification for all Passive Segments including WORLDGroup Passive Segments (Paragraph 2.B.2) but has elected not to receive the SSR item (Paragraph 2.B.2.b), then Participating Carrier shall not reply with an NO action code to any Passive Segment Notification. Participating Carrier acknowledges that WORLDSPAN Users may add individual passenger names to WORLDGroup PNRs in the Worldspan System prior to Participating Carrier receiving the individual passenger names from the WORLDSPAN User, thus preventing Participating Carrier from matching the Passive Segment Notification to a PNR in Participating Carrier’s system. In these circumstances, receipt of Passive Segment Notification is for informational purposes only.

E.                                      Participating Carrier agrees that a reply message with an NO action code will also contain an SSR item advising the reason for the NO action code.

F.                                      Participating Carrier consents to the receipt of Passive Segments from WORLDSPAN Users as set forth in this Addendum.

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4.             RESPONSIBILITIES OF WORLDSPAN

A.                                   All Participating Carriers segments entered into the Worldspan System as Passive Segments using status codes MK or HK, pursuant to Paragraph 2.B., will be transmitted to Participating Carrier with status code PK pursuant to industry standards.

B.                                     All Participating Carrier’s segments entered into the Worldspan System as Passive Segments using status codes ML or HL, pursuant to Paragraph 2.B., will be transmitted to Participating Carrier with status code PL pursuant to industry standards.

C.                                     In the event Participating Carrier replies to the Passive Segment Notification with an NO action code, WORLDSPAN will update the WORLDSPAN PNR with the NO action code and place the PNR on a queue for review or modification by the Worldspan User.

D.                                    WORLDSPAN will transmit a Passive Segment Notification containing the PX status code upon cancellation of any Participating Carrier segment containing the status code MK or ML, pursuant to Paragraph 2.B., if Participating Carrier has elected to receive the PX status code.

E.                                      If Participating Carrier has elected to receive the SSR item to identify Passive Segment Notification for WORLDGroup Passive Segments (Paragraph 2.B.2.a), then Worldspan agrees to include an SSR item in the Passive Segment Notification with the PNR record locator, or other indicator consisting of three (3) to nine (9) alphas and/or numerics as provided by Participating Carrier to the Worldspan User.

F.                                      WORLDSPAN shall provide Participating Carrier with a copy of WORLDSPAN’s then current Passive Segment Notification Technical Specifications at no charge to Participating Carrier.

G.                                     WORLDSPAN reserves the right to limit or modify any WORLDSPAN System passive message service at any time at Worldspan’s sole discretion.

5.             FEES

A.                                   Worldspan reserves the right to assess fees for the services provided in this Addendum pursuant to applicable provisions of the Agreement.

B.                                     Applicable charges for bookings are applied to all Passive Segments, including WORLDGroup Passive Segments. Booking fees do not apply to WORLDGroup Passive Inventory Records.

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6.             TERM

This Addendum shall become effective on the date set forth below and shall be coterminous with the Agreement but may, in any event, be terminated by either party at any time, without terminating the Agreement, upon not less than thirty (30) days’ prior written notice to the other.

7.             NO OTHER AMENDMENT

Except as provided herein, all terms and conditions of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Addendum to be executed by their duly authorized undersigned representatives as of May    29   , 2002.

PARTICIPATING CARRIER	Worldspan, L. P.

United AirLines
(Carrier Name)

/s/ Scott Praven	/s/ Lawrence J. Curcuru
(Signature)	(Signature)

Scott Praven	Lawrence J. Curcuru
(Name)	Manager
Airline and Served Affiliate Sales
VP Revenue Management	and Marketing
(Title)

5

WORLDSPAN

ADDENDUM - SUPPLEMENTAL SERVICES

TRANSMIT TICKET NUMBER (TTN)

THIS Addendum is by and between WORLDSPAN, L.P. (“WORLDSPAN”) and the Participating Carrier identified below.

WORLDSPAN and Participating Carrier have entered into a WORLDSPAN Participating Carrier Agreement (the “Agreement”).

WORLDSPAN has developed a procedure for WORLDSPAN Users to transmit ticket numbers to Participating Carrier for tickets issued for Participating Carrier flights.

Participating Carrier wishes to receive such ticket numbers from WORLDSPAN Users pursuant to Attachment A.

NOW, THEREFORE, in consideration of the mutual agreements hereinafter set forth, the parties hereto agree as follows:

1.             DEFINITIONS

TTN Message shall mean the message that transmits ticket number(s). The TTN Message format shall follow the AIRIMP standards.

2.             RESPONSIBILITIES OF PARTICIPATING CARRIER

A.                                   Participting Carrier agrees to update its internal PNR with the ticket number(s) transmitted by WORLDSPAN.

B.                                     If Participating Carrier establishes policies that make a Booking subject to cancellation if a TTN Message is not sent, then Participating Carrier shall publish this information for WORLDSPAN Users in the Participating Carrier’s WORLDSPAN GRS pages or the GRS pages in Participating Carrier’s internal system accessed by WORLDSPAN Users via Direct Access.

C.                                     In those cases when a TTN Message is sent by the WORLDSPAN System but cannot be electronically accepted by Participating Carrier’s inbound teletype message processing facility for automatic processing, or when a TIN Message cannot be electronically accepted by Participating Carrier’s system via the communications line, Participating Carrier will accept the passenger(s) for transportation on the same basis as though a TTN Message had been received and processed by Participating Carrier’s system even though over booking may result therefrom and denied boarding compensation may be required, provided, however, the foregoing is applicable only if: (i) the passenger’s ticket bears an “OK” status or (ii) Participating Carrier has not returned the Booking to either WORLDSPAN or the original WORLDSPAN User within twelve (12) hours of the Booking message transmission from the WORLDSPAN System according to the terms of the Agreement; provided further, however, sub-clause (ii) shall not apply to Bookings governed by the WORLDSPAN Addendum-Supplemental Services AccessPLUS.

D.                                    Participating Carrier consents to the use of TTN Messages by WORLDSPAN Users as set forth in this Addendum.

3.             RESPONSIBILITIES OF WORLDSPAN

A.                                   WORLDSPAN shall automatically send the ticket number(s) to Participating Carrier when the WORLDSPAN System generates tickets for Participating Carrier flights as specified by Participating Carrier in Attachment A.

B.                                     WORLDSPAN shall allow Participating Carrier to request transmission or re-transmission of ticket numbers using the AIRIMP standard ADTK SSR message in accordance with AIRIMP procedures.

C.                                     WORLDSPAN shall make available to WORLDSPAN Users the ability to manually generate ticket numbers using the AIRIMP standard TKNM SSR message.

D.                                    WORLDSPAN shall maintain a historical list in the PNR(s) of all TTN Messages sent to Participating Carrier.

E.                                      WORLDSPAN reserves the right to limit, modify, suspend, or discontinue any WORLDSPAN System TTN services at any time at WORLDSPAN’s sole discretion.

4.             FEES

WORLDSPAN reserves the right to assess fees for the services provided in this Addendum pursuant to applicable provisions of the Agreement.

5.             TERM

This Addendum shall become effective on the date signed and shall be coterminous with the Agreement but may, in any event, be terminated by either

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party at any time, without terminating the Agreement, upon not less than thirty (30) days’ prior written notice to the other.

IN WITNESS WHEREOF, the parties hereto have caused this Addendum to be executed by duly authorized undersigned representatives as of                                        19           .

PARTICIPATING CARRIER		WORLDSPAN, L. P.

United Airlines
(Carrier Name)

By:	/s/ Gregory Taylor	By:	/s/ Cheryl B. Weldon
	(Signature)	(Signature)
	Gregory Taylor	Cheryl B. Weldon
	V.P. - Revenue Management	Director, Airline and Served
Affiliate Sales and Marketing

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ATTACHMENT A

WORLDSPAN Transmit Ticket Number (TTN)

Participating Carrier:	UNITED AIRLINES

Contact:	MADELEINE McDONALD - MGR CRS MANAGEMENT

Phone:	847-700-4439

Fax:	847-700-2534

SITA:	HDQIMUA

WORLDSPAN follows the AIRIMP standards for Ticket Number/TCN transmissions.  The following codes are generated automatically for TTN participants:

TKNA	Ticket numbers for automatically (system) generated tickets.
TKNC	Automatically (system) generated TCNs.
TKNE	Ticket numbers generated by electyronic ticketing.

WORLDSPAN does not require TTN participation for use of the following SSR messages:

ADTK	Advise if ticketed. (Request from Participating Carrier to WORLDSPAN User.)
TKNM	Manually entered ticket numbers(s) to report handwriten tickets or a repeat transmission. (WORLDSPAN User’s reply to ADTK request.)

A.            Message Format

Select one (1) of the following options for TTN Message format.

☐	1.	OSI
Participating Carrier will receive one OSI field for each ticket number issues.

Example of multi-party PNR with consecutively numbered tickets:
OSI XX TKNA 01575131329552-9610/9710/9710-1SMITH/GMR 1JONES/JMS 1 BROWN/BMR

Example of multi-party PNR for which non-sequential tickets are issues:
OSI XX TKNA 01575131329552/9610/9710-1SMITH/GMR 1JONES/JMS 1BROWN/BMR

☒	2.	SSR
Participating Carrier will receive on SSR message per passenger per segment.

Example of SSR fields sent from a PNR with 2 passengers and 2 segments:
SSR TKNA XX HK1 BDLJFK4823Y17FEB-1SMITH/GMR.01575131329592
SSR TKNA XX HK1 BDLJFK4823Y17FEB-1JONES/JMS.01575131329601
SSR TKNA XX HK1 JFKBDL5244Y19FEB-1SMITH/GMR.01575131329592
SSR TKNA XX HK1 BDLJFK5244Y19FEB-1JONES/JMS.01575131329601

B.            TTN Options

In the event that a ticket is issued for a flight segment containing more than one of the following TTN options, then WORLDSPAN will only transmit the TTN Message if Participating Carrier participates in all of the applicable options.  For instance, if a ticket is issued for an infant ticket on a WORLDGroup PNR segment, then WORLDSPAN will transmit the TTN Message provided Participating Carrier has selected both Infant Tickets and WORLDGroup.

1.	Passive Segment Notification (PSN)
Select one (1) of the following options if Participating Carrier is a WORLDSPAN PSN participant.

The WORLDSPAN System generates a PSN using the action codes PK or PL when the passive segment is created according to the terms of the WORLDSPAN Addendum-Supplemental Services Passive Segment Notification.  Ticket numbers are transmitted in subsequent messages.  Per AIRIMP standards, the passive segment in the TTN Message will reflect the action code PU.

☐	a.	WORLDSPAN shall transmit the ticket number to Participating Carrier when tickets are issued on passive sigments.

☒	b.	WORLDSPAN shall not transmit the ticket number to Participating Carrier when tickets are issued on passive segments.

2.	WORLDGroup Select one (1) of the following options if Participating Carrier is a WORLDGroup participatnt or a PSN participant that receives PSN for WORLDGroup Passive Segments.

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☐	a.	Participating Carrier is a WORLDGroup participant. Select one (1) of the following options:

		☐	1.	WORLDSPAN shall transmit the ticket number to Participating Carrier when a ticket is issued from a WORLDGroup PNR.

		☐	2.	WORLDSPAN shall not transmit the ticket number to Participating Carrier when a tick is issued from a WORLDGroup PNR.

☐	b.

Participating Carrier is not a WORLDGroup participat, however Participating Carrier receives PSN Messages from WORLDSPAN for all Passive Segments including WORLDGroup Passive Segments.  Select one (1) of the following options:

		☐	1.	WORLDSPAN shall transmit the ticket number to Participating Carrier when a ticket is issued for a WORLDGroup Passive Segment.

		☐	2.	WORLDSPAN shall not transmit number to Participating Carrier when a tick is issued for a WORLDGroup Passive Segment.

		☐	3.	Infant Tickets
				Select the following option to receive TTN Messages for infant tickets.

				☐ WORLDSPAN shall transmit the ticket number to Participating Carrier when a ticket is issued for an infant.

		☐	4.	Corporate/Group PNRs
				Select the following option to receive TNN Messages for tickets issued from corporate/group PNR.

				☐ WORLDSPAN shall transmit the ticket number to Participating Carrier when tickets are issued for corporate/group PNRs (D/ PRNs in the WORLDSPAN System).

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C.            Transmission Effective Date

                Indicate when Participating Carrier will be ready to accept TTN Messages.

☐	Participating Carrier is able to accept TTN Messages effective(date):

☒	Participating Carrier will send a teletype message to HDQAS1P and MKCRW1P advising WORLDSPAN of the date Participating Carrier is able to accept TTN Messages.

Note: If an effective date is not indicated, WORLDSPAN will begin shipping TTN Messages upon receipt of Addendum.

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